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                                                                   Exhibit 10.37

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                                  LEASE BETWEEN

                          HARTZ-PW LIMITED PARTNERSHIP,

                                   as Landlord

                                       and

                            PAINEWEBBER INCORPORATED

                                    as Tenant

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                                    Premises:
                                Operations Center
                             LINCOLN HARBOR PROJECT
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                                      INDEX

         ARTICLE                                         PAGE

         1.   Definitions .............................    1
         2.   Demise and Term .........................    7
         3.   Rent ....................................    7
         4.   Use of Building .........................    9
         5.   Preparation of Building .................   10
         6.   Tax and Operating Expense Payments ......   12
         7.   Common Areas ............................   15
         6.   Retail Space ............................   17
         9.   Subordination ...........................   17
         10.  Quiet Enjoyment .........................   20
         11.  Assignment, Subletting and Mortgaging ...   20
         12.  Compliance with Laws ....................   24
         13.  Insurance and Indemnity .................   25
         14.  Rules and Regulations ...................   31
         15.  Alterations .............................   32
         16.  Landlord's and Tenant's Property ........   34
         17.  Repairs and Maintenance .................   35
         18.  Electric Energy .........................   37
         19.  Heat, Ventilation & Air Conditioning ....   37
         20.  Other Services:  Service Interruption ...   37
         21.  Access, Changes and Name ................   38
         22.  Mechanic's Liens and Other Liens ........   38
         23.  Non-Liability and Indemnification .......   39
         24.  Damage or Destruction ...................   40
         25.  Eminent Domain ..........................   45
         26.  Surrender ...............................   47
         27.  Conditions of Limitation ................   48
         28.  Re-Entry by Landlord ....................   49
         29.  Damages .................................   50
         30.  Affirmative Waivers .....................   53
         31.  No Waivers ..............................   54
         32.  Curing Tenant's Defaults ................   54
         33.  Broker ..................................   55
         34.  Notices .................................   55
         35.  Estoppel Certificates ...................   56
         36.  Arbitration .............................   56
         37.  Memorandum of Lease .....................   57
         38.  Miscellaneous ...........................   57
         39.  Extension of Term .......................   62
         40.  Determination of Fair Market Rent .......   63
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         Exhibits

         Exhibit "A"            Description of the Building
         Exhibit "B"            Demised Premises
         Exhibit "C"            Fixed Rent
         Exhibit "D"            Floor Space
         Exhibit "E"            Land
         Exhibit "F"            Landlord's Work
         Exhibit "G"            Loan Terms
         Exhibit "H"            Operating Expenses
         Exhibit "I"            Plans and Specifications
         Exhibit "J"            Tenant's Work
         Exhibit "K"            Parking Plan
         Exhibit "L"            Lincoln Harbor Project
         Exhibit "M"            Retail Space
         Exhibit "N-1"          Form of Superior Mortgage Subordination,
                                Nondisturbance and Attornment Agreement
         Exhibit "N-2"          Form of Superior Lessor Subordination,
                                Nondisturbance and Attornment Agreement
         Exhibit "O"            Form of Ground Lessor Nondisturbance
                                and Attornment Agreement
         Exhibit "P"            Cleaning Standards

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     Lease, dated April 14, 1986 between HARTZ-PW LIMITED PARTNERSHIP, a New
Jersey limited partnership, having an office at 400 Plaza Drive, Post Office Box 1411, Secaucus, New Jersey 07094 and PAINEWEBBER INCORPORATED, a Delaware corporation, having an office at 1285 Avenue of the Americas, New York, New York 10019.

                             ARTICLE 1 - DEFINITIONS

     1.01 As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

     A. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

     B. Architect: Kenneth Carl Bonte, or as Landlord may designate, subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed.

     C. Architect's Certificate: The certificate to be issued by Architect either (i) if Landlord is not designated by Tenant to perform Tenant's Work, that Landlord's Work has been completed in accordance with the Plans and Specifications, to the extent necessary so that Tenant may commence Tenant's Work, or (ii) if Landlord is designated by Tenant to perform Tenant's Work, that the Building and the Demised Premises have been Substantially Completed in accordance with the Plans and Specifications.

     D. Broker: Joseph Hilton & Associates Incorporated.

     E. Building: The building to be located on the Land as more particularly described on the plan attached hereto as Exhibit "A" and made a part hereof.

     F. Calendar Year: Any twelve-month period during the term of this Lease commencing on a January 1.

     G. Commencement Date: The earlier of (a) (i) if Landlord is not designated by Tenant to perform Tenant's Work, eight (8) months from the completion of Landlord's Work to the extent necessary so that Tenant may commence Tenant's Work, together with the delivery of
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Architect's Certificate, or (ii) if Landlord is designated to perform Tenant's
Work, the date on which Landlord Substantially Completes Landlord's Work and Tenant's Work and delivers the Demised Premises to Tenant, provided, however, that in the case of (i) or (ii) above, the Commencement Date shall not occur prior to the thirtieth (30th) day after delivery of the Commencement Notice, nor earlier than July 1, 1988, (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises or any part thereof and is open for business, provided that in such event, the Commencement Date shall be deemed to have occurred only for the floors of the Demised Premises actually so occupied, or (c) the date upon which the Commencement Date would have occurred under (a) above, but for delays caused by the Tenant.

     H. Commencement Notice: Thirty (30) days prior written notice from Landlord to Tenant (i) if Landlord is not designated by Tenant to perform Tenant's
Work, of the date on which Landlord's Work shall be completed to the extent necessary so that Tenant may commence Tenant's Work, or (ii) if Landlord is designated by Tenant to perform Tenant's Work, of the date on which the Building and the Demised Premises shall be Substantially Completed .

     I. Common Areas: All areas, spaces and improvements in the Building (other than the Demised Premises) and/or on the Land, which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building, including, without limitation, lobbies, hallways, parking areas, and planted areas, if any.

     J. Demised Premises: As defined on Exhibit "B" annexed hereto and made a part hereof.

     K. Expiration Date: The date that is the day before the twenty-fifth (25th) anniversary of the latest to occur of (i) the Commencement Date, or (ii) the Commencement Date of the Data Processing Lease (hereinafter defined) (as such term is defined in the Data Processing Lease), or (iii) the Commencement Date (as such term is defined in the Agreement of Lease, dated of even date herewith, between Hartz-PW Hotel Limited Partnership, as landlord, and Tenant, as tenant, for certain office premises in the Lincoln Harbor Project (the "Hotel/Office Lease")) of the Hotel/Office Lease, if the later to occur

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of such dates is the first day of a month, or the twenty fifth (25th)
anniversary of the last day of the month in which the later to occur of such dates occurs if the later to occur of such dates is not the first day of a month. However, if the Term is extended by the Tenant's effective exercise of any Renewal Option, the "Expiration Date" shall be changed to the last day of the applicable Renewal Term. For the purpose of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

     L. Fixed Rent: As set forth on the Rent Schedule on Exhibit "C" annexed hereto and made a part hereof, as redetermined pursuant to Section 39.02 hereof.

     M. Fixed Rent Commencement Date: The date(s) which is the first anniversary of the Commencement Date (or Dates) subject to adjustment as provided in Sec-tion 5.05 hereof.

     N. Floor Space: 578,028, as the same may be increased or decreased pursuant to Section 38.11 hereof, and as more particularly set forth on Exhibit "D" annexed hereto and made a part hereof.

     0. Ground Lease: The Agreement of Lease, dated of even date herewith, between Ground Lessor, as landlord, and Landlord, as tenant, pursuant to which Ground Lessor, leased the Land to Landlord.

     P. Ground Lessor: Hartz Mountain Industries, Inc. ("Hartz"), its successors and assigns.

     Q. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

     R. Land: The land described on Exhibit "E" annexed hereto and made a part hereof.

     S. Landlord: On the date as of which this Lease is made, shall mean Hartz-PW Limited Partnership, a New Jersey limited partnership, having an address at 400 Plaza Drive, Secaucus, New Jersey 07094, but thereafter

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"Landlord" shall mean only the ground lessee under the Ground Lease or if the
Ground Lease shall have ceased to exist, the fee owner of the Land, or if there shall exist another Superior Lease or Leases, the tenant under the Superior Lease immediately prior in estate to this Lease.

     T. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit "F" annexed hereto and made a part hereof.

     U. Legal Requirements: Laws and ordinances of all federal, state and local governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental authorities having jurisdiction over the Land and Building.

     V. Mortgage: The mortgage creating a lien on the leasehold estate created by the Ground Lease, to be entered into pursuant to a loan commitment substantially on the terms set forth in the schedule annexed hereto as Exhibit "G" and made a part hereof, and any replacement, extension, modification or amendment thereto.

     W. Operating Expenses: An amount equal to the costs and expenses for the items set forth on Exhibit "H" annexed hereto and made a part hereof.

     X. Permitted Uses: General and executive office use and all uses incidental to securities trading and sales (including without limitation, retail securities trading and sales) including, without limitation, operation of trading floors and trading support systems.

     Y. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

     Z. Plans and Specifications: The schematics annexed hereto as Exhibit "I" and made a part hereof which have been approved by Tenant and all plans and specifications developed for the Building, which shall be subject to Tenant's prior written approval, which approval shall not be unreasonably withheld or delayed.

     AA. Project Common Areas: All areas, spaces and improvements in the Lincoln Harbor Project (other

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than those located on the Land) which are made available from time to time for the common use and benefit of the tenants and occupants or the Lincoln Harbor Project, including, without limitation, non-exclusive parking areas, roads, walkways, sidewalks and landscapes and planted areas, if any.

     BB. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Demised Premises by any federal, state, municipal or other governments or governmental bodies or authorities. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed on Landlord specifically in substitution for any of the foregoing Real Estate
Taxes (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof, calculated as if Landlord's only asset were the leasehold estate created by the Ground Lease.

     CC. Renewal Options: Shall have the meaning set forth in Section 39.01 hereof.

     DD. Renewal Terms: Shall have the meaning set forth in Section 39.01 hereof.

     EE. Rent: The Fixed Rent and the Additional Charges .

     FF. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, as may be reasonably changed by Landlord from time to time.

     GG. Substantially Completed: Substantially Completed or terms of similar import shall mean the completion of construction, and the issuance of a temporary certificate of occupancy therefore, except for minor details, designated or punchlists delivered to Tenant, of

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construction, decoration and mechanical adjustment, the non-completion of which will not materially interfere with the performance of Tenant's Work or Tenant's use and occupancy of the Demised Premises for Tenant's normal business purposes, and the completion of which is expected to occur within sixty (60) days after such Substantial Completion .

     HH. Successor Landlord: Shall have the meaning set forth in Section 9.03.

     II. Superior Lease: Any ground or underlying lease of the Land or the Building.

     JJ. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to .

     KK. Superior Mortgage: Any mortgage, including the Mortgage, which may hereafter affect the Land, the estate created under the Ground Lease or by any other Superior Lease, or the Building and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefore, and advances made thereunder.

     LL. Superior Mortgagee: The mortgagee of a Superior Mortgage at the time referred to, sometimes herein referred to as a Mortgagee.

     MM. Tenant: On the date of which this Lease is made shall mean PaineWebber Incorporated, but there after, "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the foregoing shall not be deemed to relieve PaineWebber Incorporated of any liability in the event of an assignment of its interest in this Lease except in accordance with the provisions of Section 11.04(b) hereof.

     NN. Tenant's Fraction: 95.62%, as the same may be decreased pursuant to
Section 38.11 hereof.

     00. Tenant's Property: Shall have the meaning set forth in Section 16.02.

     PP. Tenant's Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to equip, deco-

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rate and furnish the Demised Premises for Tenant's initial occupancy in accordance with the provisions of Exhibit "J" annexed hereto and made a part hereof.

     QQ. Term: The period commencing on the Commencment Date and ending at 11:59 P.M. of the Expiration Date unless otherwise terminated in accordance with the provisions hereof.

     RR. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay. The party asserting such delay, promptly upon becoming aware of such Unavoidable Delay, shall give written notice of such Unavoidable Delay to the other party.

                           ARTICLE 2 - DEMISE AND TERM

     2.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance reasonably satisfactory to Landlord and Tenant setting forth the Commencement Date.

                                ARTICLE 3 - RENT

     3.01 Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month beginning on the Fixed Rent Commencement Date. If the Fixed Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such partial calendar month shall be prorated on a per diem basis and paid on the Fixed Rent Commencement Date.

     3.02 The Rent shall be paid in lawful money of the United States to Landlord by wire transfer of immediately available funds to a bank which is a member of the New York Clearinghouse Association, or by check to such other place as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due and without any abatement, deduction or setoff for any reason

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whatsoever, except as may be expressly provided in this Lease. In case of payment by check, Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Ten-ant from its obligation to have made the payment in question when required under this Lease.

     3.03 No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

     3.04 If Tenant is in arrears in payments of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

     3.05 If Tenant shall fail to pay any installment of Fixed Rent within five (5) days or any other item of Rent within twenty (20) days after the date when such payment is due and Landlord shall have delivered a bill for the same (which delivery may be by invoice and shall not be required to comply with the requirements for notices specified in Article 34 hereof), then, any such payment shall bear interest calculated from the due date to the date such payment is received by Landlord at a rate equal to two (2) percentage points in excess of the rate of interest publically announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate") (the "Late Payment Rate").

     3.06 It is the intention of the parties that the Fixed Rent payable under this Lease shall be net to Landlord, so that this Lease shall yield to Landlord the Fixed Rent specified herein during the Term of this Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised

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Premises shall be paid by Tenant, other than liens placed on the Demised
Premises by Landlord, or claims against Landlord for Landlord's negligence or default under the terms of this Lease (nothing herein shall be construed as affecting the provisions of any insurance carried by Landlord, Tenant, subtenant or assign with respect to the Demised Premises, including fire and hazard insurance, liability insurance and any other insurance).

                           ARTICLE 4 - USE OF BUILDING

     4.01 Tenant shall use and occupy the Demised Premises only for the Permitted Uses, and any other lawful purpose in keeping with the character of the Building and the Lincoln Harbor Project (as defined on Exhibit "K", annexed hereto and made a part hereof), and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any illegal or hazardous purpose.

     4.02 On or before the Commencement Date, Landlord shall obtain a certificate of occupancy for the core and shell of the Building. Each governmental license or permit, including the certificate of occupancy or its lawful functional equivalent, required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, shall be duly procured either by Tenant if Tenant shall perform Tenant's Work, or by Landlord if Landlord shall perform Tenant's Work, and thereafter Tenant shall maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything on the Demised Premises, in any manner which (a) violates the certificate of occupancy for the Demised Premises; (b) causes injury to the Building, including the structure, roof or building systems thereof, (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs the character, reputation or appearance of the Building as a first-class office building; or (e) interferes with the right of quiet enjoyment of tenants or occupants of the Land or adjacent premises.

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                       ARTICLE 5 - PREPARATION OF BUILDING

     5.01 The Building shall be prepared for Tenant's Work in the manner described in, and subject to the provisions of, Exhibit "F" annexed hereto, on or before November 1, 1987, and Landlord's Work shall be Substantially
Completed on or before December 1, 1987, in either event provided that Tenant shall deliver to Landlord plans and specifications for the core and shell of the Building on or before April 15, 1986. Such date for Substantial Completion of the Building shall be postponed one day for each day beyond April 15, 1986 on which Tenant does not deliver such plans and specifications. Tenant promptly shall enter the Demised Premises on the later to occur of the delivery of the Architect's Certificate or the date which is thirty (30) days after receipt of the Commencement Notice. Landlord shall, from time to time, upon request of Tenant advise Tenant of the progress of Landlord's Work and the estimated date that Tenant may commence or cause to be commenced Tenant's Work. Except as expressly provided to the contrary in this Lease, the commencement by Tenant of the Tenant's Work shall be evidence that the Demised Premises were in good and satisfactory condition at the time Tenant's Work was undertaken except as to
(i) any defects in the Demised Premises which were not known or reasonably discoverable by Tenant by observation or an inspection ("Latent Defects"), (ii) any items of work performed by Landlord of which Tenant gives Landlord notice within one hundred twenty (120) days after the Commencement Date, and (iii) portions of the work performed by Landlord not completed, because under good construction scheduling practice such work should be done after completion of still incompleted finishing or other work to be done by or on behalf of Tenant. Landlord shall complete all such items of work not so completed within sixty
(60) days after the date of Substantial Completion. Landlord, its agents, servants, employees and contractors shall have the right to enter the Demised Premises to complete or repair any such unfinished items and Latent Defects upon reasonable prior notice to Tenant. Landlord shall warrant all construction and equipment delivered in or with Landlord's Work for a period of one (1) year from the Commencement Date. Landlord shall assign such longer warranties as may be provided with any item of equipment or material installed in the Building shell to Tenant, or, if the same are not assignable, shall assign to Tenant the right to enforce the same. Landlord covenants that the warranty obtained

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with respect to the roof shall be for a minimum of ten (10) years from completion of the roof in accordance with the Plans and Specifications. Landlord shall furnish Tenant with an assignment of such warranties to the extent that same are given by subcontractors or materialmen.

     5.02 If the Substantial Completion of the Landlord's Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors [including, without limitation, (i) any delays due to changes in or additions to the Landlord's Work made at the request of Tenant or (ii) any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approval(s)], or (b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any extra work required of Landlord by Tenant, then Landlord's Work in connection with the Demised Premises shall be deemed Substantially Complete on the date it would have been Substantially Complete but for such delay(s). Landlord promptly and contemporaneously shall notify Tenant of any delay in completion claimed to be caused by any of the items enumerated in sub-section (a) above.

     5.03 Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, nature and use of any other improvements on the Land, including without limitation, the right to move and/or remove same, provided same shall not block or unreasonably interfere with Tenant's means of ingress or egress to and from the Building. Landlord shall insure that in connection with the development of the Lincoln Harbor Project, Ground Lessor shall not deviate materially from the approved site plan without Tenant's prior consent, which consent shall not be unreasonably withheld or delayed, and provided further that Tenant may thereupon request a recalculation of Operating Expenses in accordance with Section 38.11 hereof.

     5.04 The interior finish of the Demised Premises is he responsibility of Tenant as Tenant's Work. Landlord shall provide an allowance ("Tenant's Fund") equal to the product of Twenty-Four Dollars ($24) and the Floor Space.

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     5.05 At Tenant's request from time to time, but not more frequently than once each month, Landlord shall disburse within fifteen (15) days of verification portions of the Tenant Fund to Tenant in an amount equal to the product of Twenty-Four Dollars ($24) and the percentage of completion of Tenant's Work, as certified by the architect employed by Tenant in connection with Tenant's Work and verified or objected to by Architect within fifteen
(15) days of receipt thereof (it being agreed that if Architect shall fail to respond within such fifteen (15) day period, such certification shall be deemed to have been verified). Landlord shall be Permitted to bid upon the Tenant's Work. Tenant shall be responsible (and may employ a construction manager if Tenant so desires to employ such at its own expense) for all Tenant Work. In the event Landlord shall be awarded the bid, Landlord shall complete the Tenant Work of the Building within six (6) months of the completion of the shell of the Building; predicated upon Landlord receiving Tenant's request for proposal on or before August 1, 1987 and Landlord starting the Tenant Work in the tenth (10th) month of the Building shell construction. This shall provide eight (8) months total elasped time for Tenant's Work. In the event another contractor is awarded the bid, Landlord shall fully cooperate with such contractor to assist its timely completion of Tenant's Work and such contractor shall utilize employees and subcontractors who shall not cause union labor conflicts.

                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

     6.01 On or before the Commencement Date, Landlord shall use its best efforts to obtain from the City of Weehawken, a separate tax lot and zoning lot number for the Building. Commencing on the Commencement Date and provided that Landlord shall have obtained a separate tax lot number for the Building, Tenant shall pay to Landlord an amount equal to Tenant's Fraction of the Real Estate Taxes for any year during the Term five (5) business days before any delinquency fee would be imposed upon the payment of the same. If Landlord shall not have obtained a separate tax lot number for the Building on or before the Commencement Date, then, commencing on the Commencement Date, Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share (hereinafter defined) of the Real Estate Taxes for the tax lot of which the Land forms a part for any year during the Term not later than five (5) business days before any delinquency

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fee would be imposed upon the payment of the same, until such time as Landlord shall have obtained such separate tax lot number; but in no event shall Tenant's payment for Real Estate Taxes be more or less than that amount which Tenant would have paid if the Building were a separate tax lot. Tenant's "Proportionate Share" shall mean Tenant's Fraction of the sum of (x) the tax attributable to the Building and other improvements located on the Land, as may be separately assessed or as shown on the Tax Assessor's Notes, and (y) 4.42% of the tax attributable to the tax lot of which the Land forms a portion. Landlord agrees that, throughout the Term, the Building will constitute a separate tax lot, separate and apart from other real property. In determining the amount of Real Estate Taxes for the partial calendar years in which the Term shall commence or expire, Real Estate Taxes payable in such calendar year shall be apportioned for that portion of the Tax Year (hereinafter defined) occurring within the calendar year and Real Estate Taxes for such calendar year shall be prorated for the number of days in such calendar year occurring subsequent to the Commencement Date or prior to the Expiration Date, as the case may be. "Tax Year" shall mean the period January 1 through December 31 (or such other period as hereafter may be duly adopted by the City of Weehawken as its fiscal year for Real Estate Tax purposes), any portion of which occurs during the Term. Tenant shall have the right to institute, and in good faith prosecute, tax certiorari proceedings with respect to the Building and the Land. In the event of the institution of such proceedings, such proceedings shall be at Tenant's sole cost and expense and Landlord shall cooperate fully with Tenant in connection with any such proceedings.

     6.02(a) Not less than ninety (90) days prior to the Commencement Date, Landlord shall deliver to Tenant a statement estimating the Operating Expenses for the partial calendar year commencing on the Commencement Date and Tenant shall pay to Landlord on the first day of each month during the first partial calendar year of the Term an amount equal to such estimated Operating Expenses divided by the number of months or partial months in such partial calendar year. On or before March 1 of each calendar year or partial calendar year subsequent to the first partial calendar year during the Term, Landlord shall furnish Tenant with an operating statement (the "Operating Statement") in reasonable detail setting forth the actual Operating Expenses for the preceding calendar year. If such Operating Statement shall show that the actual Operating Expenses for the preceding calendar year were in excess of those estimated by Landlord and previously paid by Tenant, then within thirty (30) days after receipt of such actual Operating Statement, Tenant shall remit to Landlord any such deficiency. If such Operating Statement shall show that Tenant shall have paid amounts in excess of the actual Operating Expenses, then Landlord shall remit to Tenant, together with such Operating Statement, a check in the amount equal to such excess payments.

     (b) In addition, in each Operating Statement, Landlord may set forth any estimated increases in Operating Expenses for the then current calendar year, provided, however, that in no event shall Landlord's estimate exceed an amount equal to the sum of the actual Operating Expenses for the preceding calendar year and an amount equal to such actual Operating Expenses multiplied by the percentage increase in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y.-Northeastern N.J. Area, All Items (1967=100), or any successor index thereto, appropriately adjusted (the "CPI"). If the CPI ceases to be published, and there is no successor thereto, such other index as Landlord or Tenant shall agree upon in writing shall be substituted for the CPI. If Landlord or Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration. After receipt of such Operating Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the amount shown on such statement multiplied by the number of months of the Term in said calendar year preceding the demand, less the amount (if any) paid by Tenant prior to such demand pursuant hereto for such months, and hereafter, commencing with the month in which the demand is made in continuing hereafter for each month of the Term until the rendition of a new Operating Statement, 1/12th of the amount shown on such Operating Statement.

     6.03 Each such statement given by Landlord pursuant to Section 6.02 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of the Operating Statement provided for above

Tenant shall notify Landlord that it disputes the correctness of the statement, specifying, to the extent the information is available, the particular respects in which the statement is claimed to be incorrect. If such notice is sent, Tenant and its accountants may examine Landlord's books and records relating to the Operating Expenses to determine the accuracy of the Operating Statement. If after such examination, Tenant still disputes such Operating Statement, either party may refer the decision of the issues raised to one of the so-called "big-eight" public accounting firms, mutually satisfactory to Landlord and Tenant, or if Landlord and Tenant shall be unable to agree, then the firm to which the dispute shall be referred shall be chosen as follows: Landlord and Tenant shall each be permitted to exclude one of such firms from the pool of acceptable firms; the firm to whom such decision shall be referred shall then be chosen by lot from the pool of remaining firms, and if the firm chosen by lot shall refuse to serve, a substitute firm shall be chosen by lot. The firm so chosen may, in its discretion, retain one or more consultants to assist in he resolution of the dispute referred to it. The decision of such accountants, absent manifest error, shall be conclusively binding upon the parties. The fees and expenses (including he fees of such consultants) involved in such decisions shall be borne by the unsuccessful party (and if both parties are partially successful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party). If such dispute is ultimately determined in Tenant's favor (either by agreement between Landlord or Tenant or by decision of the accountants), Landlord promptly after such determination shall pay to Tenant any amount overpaid by Tenant. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position.

                            ARTICLE 7 - COMMON AREAS

     7.01 Subject to the provisions of Section 5.03, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes and will enforce the Reciprocal Construction Operation and Easement Agreement, between Ground Lessor and the Township of Weehawken. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like provided same shall not block or interfere with Tenant's means of ingress or egress to and from the Building.

     7.02 Tenant and its subtenants and and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom such right may have been or may hereafter be granted, but subject to the Rules and Regulations, if any to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas (provided that such closure does not unreasonably interfere with Tenant's business at the Demised Premises, except in cases of emergency) when in Landlord's reasonable judgment any such closing is necessary or to (a) permit Hartz or its successors or assigns or designees to make repairs or changes or to effect construction within the Lincoln Harbor Project; (b) prevent the acquisition of public rights in such areas; or (c) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its reasonable judgment may be desirable to improve or maintain same, provided, however that Landlord shall not change the standard of maintenance of the Common Areas without Tenant's approval, which approval shall not be unreasonably withheld or delayed. In all such events, Landlord's Work shall be commenced and prosecuted diligently and with as little interference as possible with Tenant's use of the Demised Premises.

     7.03 Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents. Tenant shall be furnished with the use of 1 unreserved parking space for every 690 square feet of Floor Space in the Demised Premises, as more particularly shown on Exhibit "K" annexed hereto and made a part hereof, of which spaces, at Tenant's request, five percent (5%) shall be reserved for exclusive executive parking. Tenant shall have access to all such spaces twenty-four (24) hours a day, throughout the Term. Landlord shall maintain or cause to be maintained all such parking in a manner reasonably satisfactory to Tenant.

                            ARTICLE 8 - RETAIL SPACE

     8.01 Upon sixty (60) days' prior written notice from Tenant, Landlord will cause Hartz Mountain Industries, Inc. to enter into an agreement of sublease, substantially similar to the provisions hereof, to include up to 5,000 square feet of floor space (measured in accordance with Exhibit "C" annexed hereto and made a part hereof) in the retail area of the Building as shown on Exhibit "M" annexed hereto and made a part hereof, provided that such notice shall be given prior to the date which is the later to occur of (a) three (3) months from the date hereof, and (b) the date on which Landlord gives Tenant ten (10) business days' notice that there is a prospective lessee for such space and within such ten (10) business day period Tenant elects not to lease the same. The Fixed Rent, Operating Expenses and Tenant's Proportionate Share shall be determined in accordance with the ratio of such space to the aggregate rentable Floor Space in the retail area of the Building. Tenant shall use such space for the conduct of retail operations in connection with its normal business operations.

     8.02 Landlord agrees that if Tenant shall exercise its option pursuant to
Section 8.01 hereof to lease retail space in the Building, Landlord shall not lease, nor permit there to be used, any other space in the Lincoln Harbor Project for a retail brokerage operation; provided, however, that Landlord may lease other space in the Lincoln Harbor Project for a retail brokerage operation if the same is required by another major office tenant of the Lincoln Harbor Project in connection with the execution of such tenant's lease for office space in the Lincoln Harbor Project.

                            ARTICLE 9 - SUBORDINATION

     9.01 Provided that (a) a Superior Mortgagee shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form attached hereto and made a part hereof as Exhibit "N-1", to the effect that, provided no event of default has occurred and is continuing hereunder, such Superior Mortgagee will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Mortgagee under its Superior Mortgage, and to the further effect that if there shall be a foreclosure of its Superior Mortgage, that the Superior Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, or (b) a Superior Lessor shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form annexed hereto as Exhibit "N-2", to the effect that, provided no Event of Default shall have occurred and is continuing hereunder, such Superior Lessor will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Lessor under its Superior Lease, and to the further effect that if its Superior Lease shall terminate or be terminated for any reason, such Superior Lessor will recognize Tenant as the direct tenant of such Superior Lessor on the same terms and conditions as are contained in this Lease (any such agreement, or any agreement of similar import from a Superior Mortgagee or Superior Lessor, as the case may be, being hereinafter called a "Nondisturbance Agreement"), this Lease shall be subject and subordinate to such Superior Mortgage or to such Superior Lease in respect of which a Nondisturbance Agreement shall have been delivered, and to all renewals, extensions, supplements, amendments, modifications, con-solidations and replacements of such Superior Mortgage or Superior Lease or any substitutions therefor, and advances made thereunder. The provisions of this
Section 9.01 shall be self-operative and no further instrument of subordination shall be required upon delivery of such Nondisturbance Agreement, however, in confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver an instrument of evidencing such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within thirty (30) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

     9.02 If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exer-cise such right until and unless (a) it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) such act or omission shall not have been remedied within thirty (30) days following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (or such longer period as may be reasonably required if such condition is not susceptible to remedy within such thirty (30) day period provided such Superior Lessor or Superior Mortgagee commences and diligently pursues such remedy, which reasonable period shall in no event be less than the period to which the Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

     9.03 If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment provided that such Successor Landlord shall then be entitled to possession of the Demised Premises and shall have either agreed to assume the obligations of Landlord hereunder or shall have entered into a Nondisturbance Agreement with Tenant. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord (unless such Successor Landlord is an affiliated entity of Landlord) shall not (a) be liable for any previous act or omission of Landlord under this Lease unless the same shall be continuing; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the

Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

     9.04 If any then present or prospective Superior Mortgagee shall require any modifications of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease, materially increase Tenant's obligations under this Lease or materially diminish Landlord's obligations under this Lease.

                          ARTICLE 10 - QUIET ENJOYMENT

     10.01 So long as no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and the Ground Lease.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

     11.01 Tenant shall have the absolute right, at any time, without Landlord's consent, to (a) assign or otherwise transfer this Lease, or offer or advertise to do so, and (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever.

     11.02(a) Notwithstanding anything contained in Section 11.01 hereof, prior to the earlier to occur of either the fifth anniversary of the Commencement Date and the date on which the improvements to be constructed in the Lincoln Harbor Project, as more particularly set forth on Exhibit "L" annexed hereto and made a part hereof, shall be 90% leased, Tenant may not assign its interest in this Lease or sublet all or any portion of the Demised Premises, provided, however, that Tenant shall have the right during such period, without Landlord's prior consent, to sublet a portion or portions of the Demised Premises not to exceed 75,000 square feet of floor space in the aggregate (such amount to be reduced, foot for foot, by an amount equal to the area sublet by Tenant pursuant to a similar provision in any other lease of which Tenant is tenant in the Lincoln Harbor Project) which amount Tenant agrees is fair and reasonable.

          (b) Notwithstanding the foregoing, however, the provisions of clause
(a) of this Section 11.02 shall not be deemed to apply to (x) any assignment of Tenant's interest in this Lease to an Affiliate (hereinafter defined) or to any assignment, whether by operation of law or otherwise, to a company which is Tenant's successor-in-interest either by merger or consolidation, or to any assignment to a purchaser of all or substantially all of Tenant's assets, or (y) any subleasing of all or any portion of the Demised Premises to an Affiliate un-less the primary purpose of any such transaction is to transfer the estate created by this Lease in violation of Section 11.02(a) hereof. For purposes hereof, "Affiliate" shall be deemed to mean a corporation or other entity which shall (1) control, (2) be under the control of, or (3) shall be under common control with, Tenant (the term "control" as used herein shall be deemed to mean ownership of more than 5% of the voting stock of a corporation on a fully diluted basis, if such corporation is publically traded, or more than 50% of the voting stock of a privately held corporation, or other majority equity and control interest, if not a corporation.

     11.03 If this Lease is assigned, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article 11, or the acceptance of the assignee or subtenant as occupant or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.

     11.04(a) Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant's obliga-tions under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease unless, in the event of such permitted assignment or transfer, Landlord releases Tenant from its obligations under this Lease as provided in Section 11.04(b) of this Lease.

          (b) In the event Tenant assigns its interest in this Lease, Landlord agrees, subject to the prior consent of any Superior Mortgagee, to release Tenant from its obligations under this Lease provided all of the following conditions are met:

               (i) Such permitted assignee has a net worth at least equal to $500,000,000, as the same shall be increased or decreased on each anniversary of the Commencement Date commencing on the fifth (5th) anniversary of the Commencement Date by an amount equal to the product of $500,000,000 and seventy-five percent (75%) of the percentage increase or decrease in the CPI for the immediately preceding twelve (12) month period; provided, however, that in no event shall the same be decreased to be less than $500,000,000; and

               (ii) Such permitted assignee is a well known business entity of high repute having a standing in the business community, in Landlord's reasonable judgment, at least equivalent to Paine Webber, Inc.; and

               (iii) Such permitted assignee executes an agreement in substance and form reasonably satisfactory to Landlord whereby such assignee assumes all of Tenant's obligations under this Lease.

     11.05 Promptly after request therefor by Tenant, Landlord shall enter into a Nondisturbance Agreement with any permitted subtenant of Tenant occupying one or more full floors of the Demised Premises, substantially in the form annexed hereto as Exhibit "O".

     11.06 The liability of the original named Tenant and any other Person(s) who at any time was or were Tenant for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

     11.07 The listing of any name other than that of Tenant, whether on the doors of the Building, the Building directory or otherwise, shall not operate to vest any right or interest in this Lease or in the Building, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Building or to the use or occupancy thereof by others.

     11.08 Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant assigns this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, that if Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sums as to which such tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of such Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other reentry by Landlord. If Landlord shall so sue, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the security or any balance thereof to which such tenant is entitled shall be returned or paid over to such tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Building or leasing of Demised Premises, Landlord shall have the right to transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by such tenant from all liability for the return or payment thereof; Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                        ARTICLE 12 - COMPLIANCE WITH LAWS

     12.01 Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section
12.02. Landlord shall be in full compliance with any Legal Requirements applicable to Landlord's Work on or before the Commencement Date, and the obligation of Tenant to comply with any Legal Requirement as set forth immediately above shall not arise with respect to any such Legal Requirement with which Landlord is not in compliance as of the Commencement Date, until such time as non-compliance shall have been cured by Landlord.

     12.02 Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or noncompliance, or (ii) other security in place of such bond satisfactory to Landlord; (c) Tenant shall keep Landlord advised as to the status of such proceedings. Notwithstanding anything herein to the contrary, the provisions of
(b) above shall not apply during such time as Paine Webber, Inc. remains obligated for Tenant's obligations under this Lease. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as a individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

                      ARTICLE 13 - INSURANCE AND INDEMNITY

     13.01(a) Tenant shall at all times during the term hereof maintain or cause to be maintained business interruption insurance with a rent insurance endorsement payable to Landlord, covering a period of at least twelve (12) months. Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, including any item of Tenant's Work, as may be insurable under then available standard forms of "all risk" insurance policies, in an amount equal to 100% of the replacement value thereof (and Tenant shall pay Tenant's Fraction of the cost thereof in accordance with Exhibit "H" annexed hereto and made a part hereof). Tenant shall notify Landlord of the completion of any Tenant's Work and of the costs thereof, and shall maintain adequate records with respect to such Tenant's Work to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or to such Tenant's Work. On or prior to the Commencement Date, Landlord shall deliver to Tenant appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 13.05 hereof, required to be carried by Landlord pursuant to this Article 13. Evidence of each renewal or replacement of a policy shall be so delivered by Landlord to Tenant at least ten days prior to the expiration of such policy. Any certificates so deposited by Landlord with Tenant shall indicate whether the insurance required by this Article 13 is affected under a blanket insurance policy and, if so, shall certify to the aggregate amount of such blanket insurance policy and to the fact that there are no sublimits which derogate from the coverage required by this Article.

     13.02 Tenant also shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord as an additional named insured, and at Landlord's request with any Superior Lessors as additional named insured(s), with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $500,000 for property damage, including water damage and sprinkler leakage legal liability, and (b) any other insurance required for compliance with the Insurance Requirements. Tenant shall also obtain and keep in full force and effect a policy of insurance against loss or damage by fire, and such other risks and hazards (including burglary and theft) as are insurable under then available standard forms of "all risk" insurance policies, to Tenant's Property, for one hundred percent (100%) of the replacement value thereof or for such less-er amount as will avoid co-insurance (including an "agreed amount" endorsement), protecting Landlord, Landlord's agents, any Superior Mortgagee, any Superior Lessor and Tenant as insured, as their interest may appear; provided, however, that no such additional insured party shall be entitled to adjust, or participate in the adjustment of, any loss or receive any proceeds under any such insurance policy, and the policies may so provide. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord and any additional insured(s) are given at least 20 days' prior written notice of such cancellation.

     13.03 Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall
(a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

     13.04(a) Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a)

Tenant's conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, except to the extent due to Landlord's wrongful acts or gross negligence; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint ventures, directors, officers, agent, employees or contractors; (c) any accident, injury or damage whatever (except to the extent caused by Landlord's acts or negligence) occurring in the Demised Premises or the Common Areas; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. Counsel appointed by the insurance company insuring the Building shall be deemed satisfactory to Landlord.

          (b) Landlord shall indemnify and hold harmless Tenant and its directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) Landlord's conduct or management of the Building or any business therein, or other work or thing whatsoever done, or any condition created (other than by Tenant), in the Building during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, to the extent due to Landlord's wrongful acts or gross negligence; (b) any act, omission or negligence of Landlord or its agents or their partners, joint ventures, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (except to the extent caused by Tenant's acts or negligence) occurring in the Building and (d) any breach or default by Landlord in the prompt payment and performance of Landlord's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Tenant and/or its directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Counsel appointed by the insurance company insuring the Building shall be deemed satisfactory to Tenant.

     13.05 The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Demised Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, or an express agreement that the applicable insurance policy shall not be invalidated if the insured waives, or has waived before the casualty, the right of recovery, or an express agreement that the applicable insurance policy shall not be invalidated if the insured waives, or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by such policy, and having obtained such clauses or endorsements or agreements of waiver of subrogation or consent to a waiver of right of recovery, the parties agree that they will not make any claim against or seek to recover from the other or anyone acting or claiming under or through the other or any of their respective officers, directors, shareholders, partners, employees, agents or contractors, for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements, or clauses or endorsements consenting to a waiver of right or recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if such clause may not be obtained, even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement not to make any claim or seek recover shall not be effective thereafter. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. If either party shall fail to have fire or extended coverage insurance in effect as required pursuant to this Article 13, the agreement not to make any claim or seek recovery contained in the first sentence of this Section 13.05 shall be in full force and effect to the same extent as if such required insurance (containing the required waiver of subrogation clause, endorsement or agreement) were in effect.


                       ARTICLE 14 - RULES AND REGULATIONS

     14.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's reasonable judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas, and which do not unreasonably affect the conduct of Tenant's business in the Building; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other Tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regula-tions by any other tenant or its employees, agents, invitees or licensees, provided, however, Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other tenants in the Building, in the case of the Common Areas. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of Newark in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and binding upon the parties hereto, whether or not a judgment shall be entered in any court.

                            ARTICLE 15 - ALTERATIONS

     15.01 Tenant shall not make any structural alterations or additions to the Demised Premises which would adversely affect the structural integrity of the Building, or change the exterior color or architectural treatment of the Building, or which would otherwise impair the value of the Building without on each occasion first obtaining the prior written consent of Landlord, it being acknowledged that Landlord's consent shall not be required for any other alterations or additions. Tenant shall submit to Landlord plans and specifications for such work at the time landlord's consent is sought. Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord for any action of Landlord in excess of (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements including without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $350,000 (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord. Notwithstanding anything herein to the contrary, the provisions of the immediately preceding sentence shall not apply during such time as Paine Webber, Inc. remains liable for Tenant's obligations under this Lease. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of such alterations. My review or approval by Landlord of any plans and/or specifications with respect to any such alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

     15.02 Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of the original installations of the Building. Alterations requiring Landlord's consent shall be performed by contractors licensed in the State of New Jersey (if applicable), whose use shall not invalidate any warranties applicable to the Building or its systems, and which contractors are either employed in connection with the performance of Landlord's Work or Tenant's Work or are reputable and skilled in their respective trades. Alterations shall be made in such a manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Supe-rior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as landlord may reasonably require, with issuers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

                  ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

     16.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Building at the commencement of or during the Term at the expense of Tenant (exclusive of the items to which Tenant's Fund has been applied) shall be deemed to be the property of Tenant.

     16.02 All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Building, which are installed in the Building by or for the account of Tenant and can be removed without structural damage to the Building and all furniture, furnishings, and other personal property owned by Tenant and located in the Building (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building or the Common Areas resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

     16.03 At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall surrender the Demised Premises broom clean, vacant and in good condition, reasonable wear and tear and damage by casualty, excepted. Tenant may remove any alterations and fixtures and shall remove any alterations or fixtures which are not usual or customary for general office use and which would materially impair the reletting of the Demised Premises for general office use. Tenant shall repair any structural damage to the Demised Premises, the Building and the Common Areas and the Pro-ject Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain at the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's Expense.

                      ARTICLE 17 - REPAIRS AND MAINTENANCE

     17.01 Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein.

     Tenant shall be responsible for the cost and expense of all non-structural repairs (or replacements, if required), ordinary and extraordinary, in and to the Demised Premises (including the Building systems), including, but not limited to, repairs the need for which arises out of (a) the performance or existence of the Tenant's Work or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors, or invitees. Tenant shall promptly replace all scratched, damaged or broken doors and glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, provided that any repairs to the mechanical, electrical, plumbing, heating, ventilating or air conditioning systems of the Building shall only be made by contractors approved by Landlord in accordance with Section 15.02 hereof. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, during such time as Paine Webber, Inc. is no longer liable for Tenant's obligations under this Lease, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant.

     17.02 Tenant shall be responsible for the ordinary maintenance, but not the repair or replacement, of the roof of the Building. Landlord shall be responsi-ble for the repair and replacement of the structure of the Building and the roof of the Building in excess of the Reserve Amounts (hereinafter defined) and for the maintenance of the Common Areas, all which shall be maintained in accordance with standards reasonably satisfactory to Landlord and Tenant. To the extent that Landlord shall fail to maintain the structure of the Building, the roof or such Common Areas, Tenant shall have the right to perform any such maintenance work on behalf of the Landlord and Landlord, promptly after receipt of demand therefor from Tenant, shall reimburse Tenant for any expenses incurred by Tenant on behalf of Landlord for such maintenance, together with interest thereon at the Late Payment Rate, calculated from the date of expenditure by Tenant through the date of repayment by Landlord.

     17.03 Tenant shall deposit with Landlord, on or before the tenth (10th) day of each calendar year or portion thereof during the term, commencing on the Fixed Rent Commencement Date, an amount equal to the product of the Floor Space and three cents (.03 cents) (collectively, the "Reserve Amount") (which amount shall be prorated on a pro rata basis for any partial year during the Term hereof). Landlord shall hold such funds in escrow for the benefit of Tenant and shall invest such amounts as Tenant shall reasonably approve. Landlord shall have the right to apply any such amounts, together with all interest thereon, to the cost of any bona fide roof repairs to the Building (excluding, however, any amounts which are reimbursed to Landlord by reason of insurance, condemnation awards, warranties or otherwise, and any amounts required to fulfill Landlord's obligations hereunder with respect to the satisfactory completion of Landlord's
Work), up to an amount not to exceed Tenant's Fraction of such cost. To the extent that as of the Expiration Date there shall remain any such funds, Landlord shall promptly return the same to Tenant, together with a full accounting thereof, on the Expiration Date.

     17.04 Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance or changes which Landlord is re-quired or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

                          ARTICLE 18 - ELECTRIC ENERGY

     18.01 Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct-metered basis from the public utility servicing the Building, and Landlord shall permit the rises, conduits and feeders in the Building, to the extent available, suitable and safely capable, to be used for the purpose of transmitting such electrical energy through the Building. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Building except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the negligence or willful acts of Landlord.

     18.02 Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Building. Any additional risers or other equipment required by Tenant at any time during the Term shall be provided by Landlord and the actual cost thereof shall be paid by Tenant to Landlord on demand.

               ARTICLE 19 - HEAT, VENTILATION AND AIR CONDITIONING

     Tenant shall, at Tenant's sole cost and expense, subject to any guaranties or warranties made by Ground Lessor pursuant to the Guarantee, maintain and operate the heating, ventilating and air-conditioning systems ("HVAC") serving the Demised Premises, and shall furnish HVAC in the Demised Premises as Tenant may require.

                ARTICLE 20 - OTHER SERVICES: SERVICE INTERRUPTION

     20.01 Landlord shall cause the Common Areas to be cleaned in accordance with the standards set forth in Exhibit "P" annexed hereto and made a part hereof.

     20.02 Landlord shall, at Tenants' sole cost and expense, cause water to be supplied to the Demised Premises and Tenant shall pay for such as shown on the public utility meters therefore.

                      ARTICLE 21 - ACCESS, CHANGES AND NAME

     21.01 Landlord and its agents shall have the right, with as little interference of Tenant's business as possible, to enter and/or pass through the Demised Premises upon reasonable notice and at reasonable times (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and
(b) to make such repairs, alterations, additions and improvements in or to the Building and/or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. The right of Landlord and Landlord's agent to enter into the Demised Premises shall not include any area of the Demised Premises designated on written notice to Landlord as a "security area" unless a representative of Tenant shall be present, which representative Tenant agrees to have present at the Demised Premises upon reasonable advance oral notice by Landlord, provided, however, that in the event of any emergency, Landlord shall have the right to enter into any such security area without being accompanied by such representative of Tenant but shall be accompanied by a police officer, fireman or other public official. During the period of eighteen (18) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

     21.02 During such time as Paine Webber, Inc. or an affiliated entity is the Tenant, Tenant may name the Building, the Paine Webber Building, or any other name associated with Paine Webber, Inc. or its Affiliates, as the same may change from time to time as the result of mergers or consolidations or otherwise.

                  ARTICLE 22 - MECHANICS' LIENS AND OTHER LIENS

     Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under the mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be cancelled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant.

                 ARTICLE 23 - NON-LIABILITY AND INDEMNIFICATION

     23.01 In addition to the provisions of Article 13 of this Lease, except as set forth in the Guarantees, dated of even date herewith, by Ground Lessor for the benefit of Tenant (collectively, the "Guarantees"), neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operating or maintenance of the Land or Building. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

     23.02 Notwithstanding any provision to the contrary, except as set forth in the Guarantees, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds net of bona fide liens and expenses received by Landlord on a sale of such estate and property). In the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Building, the Demised Premises, the Common Areas or the Project Common Areas, Tenant, (and its successor and assigns) agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Building, the Demised Premises, the Common Areas or the Project Common Areas shall be limited to such estate and property of Landlord (or sale proceeds net of bona fide liens and expenses). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Building, the Demised Premises, the Common Areas or the Project Common Areas. If Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys.

                       ARTICLE 24 - DAMAGE OR DESTRUCTION

     24.01 If the Building shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 24 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building (except for the Tenant's Property) in accordance with the Plans and Specifications, together with such changes as may be approved by Tenant, with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

     24.02 Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall not be abated or reduced, as the case may be, to the extent of payments pursuant to Tenants business interruption insurance allocable to rental and, subsequent to the exhaustion of payments thereunder, the Rent shall be abated or reduced, as the case may be, in proportion to the untenantable area of the Demised Premises for the period from the date of the damage or destruction to the date the damage to the Demised Premises shall be substantially repaired; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises is substantially repaired or made tenantable the Rent allocable to such reoccupied portion, shall be payable by Tenant from the date of such occupancy.

     24.03 If (a) the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, of more than twenty percent (20%) of the full insurable value of the Building immediately prior to the casualty, and, in either event, an engineer selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed, shall reasonably estimate that there will be less than two
(2) years remaining in the Term (including all Renewal Terms for which Tenant has validly exercised the applicable Renewal Option) upon completion of restoration of the Building or the Demised Premises, as the case may be, then in either such case Landlord or Tenant may terminate this Lease by giving the other notice to such effect within ninety (90) days after the date of the fire or other casualty. Notwithstanding anything contained in this Lease to the contrary, if there shall occur such a casualty at such time as there shall be estimated to be less than two years remaining in the Term of this Lease after completion of restoration but prior to the time that pursuant to the provisions of Article 39 hereof Tenant shall have the right to exercise any Renewal Option, then, prior to Landlord terminating this Lease, Tenant shall have the right to exercise any such Renewal Option otherwise in accordance with the provisions of Article 39 hereof. If either party shall elect to so terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this Lease. Upon the termination of this Lease in accordance with this Section 24.03,

Tenant's liability for Rent thereafter due and payable shall cease and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

     24.04 Except as provided for in Section 24.08 of this Lease, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises pursuant to this Article 24. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work on an overtime basis unless fully reimbursed by Tenant.

     24.05 Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance process (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Building by fire or other casualty, or (b) the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

     24.06 Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage or to replace the Tenant's Property.

     24.07 The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

     24.08 Anything contained in this Article 24 to the contrary notwithstanding, within thirty (30) days after Landlord has notice of any damage that materially impairs Tenant's ability to conduct its business in the Demised Premises, Landlord shall deliver to Tenant a statement prepared by a reputable contractor approved by Tenant, which approval shall not be unreasonably withheld or delayed, setting forth such contractor's estimate as to the time required to repair such damage and the assumptions regarding the use of labor (including overtime labor, if applicable) and construction methods considered in arriving at such estimate. If the estimated time period exceeds twelve (12) months from the date of such damage or if such estimate is not delivered to Tenant as required, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of such statement or, if no statement is delivered, not later than thirty (30) days after the date such statement was to have been delivered. If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this Lease. If Tenant shall not have elected to terminate this Lease pursuant to this Article 24 (or is not entitled to terminate this Lease pursuant to this Article 24) and such repairs are (i) not commenced by Landlord within sixty (60) days after the date Landlord has notice of such damage, (ii) not prosecuted substantially on the basis specified in the contractor's estimate referred to in this paragraph so that the repairs cannot be Substantially Completed within the estimated time period (unless Landlord agrees to take such other measures required to Substantially Complete such repairs within such period), or (iii) not Substantially Completed by Landlord within twelve (12) months after the date Landlord has such notice, subject to Unavoidable Delays, but in no event later than fifteen (15) months after Landlord has such notice, Tenant may elect to terminate this Lease by notice to Landlord not later than fifteen (15) days following the expiration of either of the periods specified in clauses (i) and
(iii) above or fifteen (15) days notice if Landlord shall not be prosecuting such repairs as required by clause (ii) hereof. Notwithstanding the foregoing, if at any time Tenant

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
believes that Landlord shall not be diligently prosecuting such repairs and shall so notify Landlord, Tenant shall have the right to seek injunctive relief. If Tenant makes such election, the Term of this Lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this Lease. Upon the termination of this Lease under the conditions provided in this Section, Tenant's liability for Rent thereafter due and payable shall cease and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant. Landlord shall advise Tenant of any Unavoidable Delays the Landlord shall have incurred in connection with any such repair, promptly after the same shall have occurred and the length thereof.

     24.09 If, at any time during the Term, the Building shall be so damaged or destroyed by fire or other casualty that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty and there shall be insufficient insurance proceeds available to Landlord to pay for the estimated cost of repair and restoration, then Landlord may terminate this Lease, whether or not Tenant shall have elected to terminate this Lease pursuant to Section
24.08 hereof, by giving Tenant notice to such effect within sixty (60) days after the date of the fire or other casualty. If Landlord shall elect to so terminate this Lease, the Term shall expire upon the tenth (10th) day after such notice is given and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions of this Lease. Upon the termination of this Lease in accordance with this Section 24.09, Tenant's liability for Rent thereafter due and payable shall cease and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

     24.10 Notwithstanding anything contained in this Lease to the contrary, if pursuant to the provisions of the Data Processing Center Lease, dated of even date herewith, between Landlord, as landlord and Tenant, as tenant, (the "Data Processing Lease") the tenant thereunder shall have the right to, and shall, terminate such lease in connection with a casualty and such tenant shall be Tenant or an affiliate of Tenant (and, if either the Demised Premises or the premises leased pursuant to the Data Processing Lease shall have been sublet, operations in one premises shall be dependent upon operations in the other premises) then Tenant, at Tenant's sole option, shall also have the right to terminate this Lease simultaneously with the termination of the Data Processing Lease. If Tenant shall make such election, the Term of this Lease shall expire on the date specified in such notice of election, which date shall be not less than six (6) months nor more than eighteen (18) months from the date of such notice, and Tenant shall vacate the Demised Premises and surrender the same to Landlord in accordance with the provisions hereof. Upon the termination of this Lease hereunder, Tenant's liability for Rent thereafter due and payable shall cease and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

                           ARTICLE 25 - EMINENT DOMAIN

     25.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expro-priation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If fifteen percent (15%) or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than fifteen percent (15%) of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within thirty
(30) days after taking such possession. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, for the continued operation of the Demised Premises shall not be available, Tenant may, by notice to Landlord, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be reduced in the proportion which the area of the part of the De-mised Premises so acquired or condemned bears to the total area of the Demised Premises immediately prior to such acquisition or condemnation. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall be terminated in accordance with the provisions of this Section 25.01, this Lease and the Term shall come to an end and expire as of the date of the taking, with the same effect as if such date were the Expiration Date, and the Rent shall be apportioned as of the date of such termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining
Demised Premises a complete architectural and tenantable unit, except for the Tenant's Property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premises or otherwise, shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's Property, Tenant's trade fixtures and for loss of business, good will, moving and depreciation or injury to and cost of removal of the Tenant's Property, to the extent such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

     25.02 If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date.

     25.03 In the event the premises leased pursuant to the Data Processing Lease are taken or such portions of said facilities are taken resulting in a termination of the Data Processing Lease, and the tenant under the Data Processing Lease shall be Tenant or an affiliate of Tenant (and, if either the Demised Premises or the premises leased pursuant to the Data Processing Lease shall have been sublet, operations in one premises shall be dependent upon operations in the other premises) then Tenant, at Tenant's option, shall have the right to terminate this Lease on the date specified in such notice of election, which date shall be not less than six (6) months nor more than eighteen (18) months from the date of such notice; provided, however, that Tenant shall have the right to continue its occupancy of the Demised Premises subject to the terms of this Lease on a month-to-month basis (not to exceed twelve (12) months) until suitable moving arrangements are made.

                             ARTICLE 26 - SURRENDER

     26.01 On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove any item of Tenant's Property therefrom required pursuant to this Lease.

     26.02 If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

     26.03 No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                      ARTICLE 27 - CONDITIONS OF LIMITATION

     27.01 This Lease is subject to the limitation that whenever Tenant (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title II of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in
Article 29.

     27.02 This Lease is subject to the further limitations (collectively, "Events of Default") that: (a) if Tenant shall default in the payment of any in-stallment of Fixed Rent, and such default shall continue for five (5) days after invoice for same by Landlord or for five (5) days after notice of such default, whichever is shorter, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject
Landlord or any Superior Lessor or prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, (c) if Tenant shall abandon the Demised Premises, or (d) if there shall be any default by Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) under any other lease with Landlord (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Landlord) which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall re main liable for damages as provided in Article 29.

                        ARTICLE 28 - RE-ENTRY BY LANDLORD

     28.01 If this Lease shall terminate as provided in Article 27, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of posses-sion of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

     28.02 In the event of a breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     28.03 If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance Rent, security or other wise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under
Article 29 or pursuant to law.

                              ARTICLE 29 - DAMAGES

     29.01 If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

         (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination of re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period, which amounts shall be discounted to present worth at a rate equal to nine percent (9%) per annum; or

         (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Prem-ises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

     29.02 Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, the governing the proceedings in which, such damages are to be proved whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 29.01.

     29.03 In addition, if this Lease is terminated under the provisions of
Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

     29.04 In addition to any other remedies Land lord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 29, if any Rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after demand therefor, the same shall bear interest at the Late Payment Rate from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

                        ARTICLE 30 - AFFIRMATIVE WAIVERS

     30.01 Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

     30.02 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Areas, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises (unless failure to do so would constitute a waiver thereof) nor attempt to remove such action or proceeding to the law division of the Superior Court of New Jersey.

                             ARTICLE 31 - NO WAIVERS

     The failure of either party to insist in. any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                      ARTICLE 32 - CURING TENANT'S DEFAULTS

     If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of thirty (30) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate, may be sent to Landlord to Tenant monthly, or immediately, at Landlord's option, and such among shall be due and payable in accordance with the terms of such bills.

                               ARTICLE 33 - BROKER

     Landlord and Tenant each represent to the other that no broker except the Broker was instrumental in bringing about or consummating this Lease and that it had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Each party agrees to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

                              ARTICLE 34 - NOTICES

     Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building) as to Landlord, to the attention of General Counsel with a copy to the attention of President and to Horowitz, Bross, Sinins and Imperial, 1180 Raymond Boulevard, Newark, New Jersey 07102-4172, Atten-tion: Irwin A. Horowitz, Esq., and as to Tenant, to the attention of Facilities Department - Vice President, with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, Attention: Benjamin F. Needell, Esq., and shall be deemed to have been given, rendered or made on the day after the day so delivered or mailed, unless mailed outside the State of New Jersey in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                       ARTICLE 35 - ESTOPPEL CERTIFICATES

     Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice of passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Each party also shall include in any such statement such other information concerning this Lease as the other party may reasonably request.

                            ARTICLE 36 - ARBITRATION

     Landlord or Tenant may at any time request arbitration, of any matter in dispute. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

                        ARTICLE 37 - MEMORANDUM OF LEASE

     This Lease shall not be recorded, however, at the request of either party, Landlord and Tenant shall promptly execute, acknowledge. and deliver to the other party (i) a memorandum of lease in respect of this Lease sufficient for recording, and (ii) after each of the Commencement Date, the Fixed Rent Commencement Date, and any Renewal Term Commencement Date, either an agreement or a restated memorandum (if a memorandum shall have been executed or recorded as provided immediately above) stating the Commencement Date, Fixed Rent Commencement Date or any Renewal Term Commencement Date, as the case may be, each sufficient for recording. Failure by either party to request or to execute, acknowledge or deliver any such memorandum or agreement, however, shall not affect the determination of the Commencement Date, the Fixed Rent Commencement Date or any Renewal Term Commencement Date, as the case may be. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                           ARTICLE 38 - MISCELLANEOUS

     38.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

     38.02 No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by Landlord and Tenant.

     38.03 If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

     38.04 Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that the provisions of this
Section 38.04 shall not be construed as modifying the conditions of limitation contained in Article 27.

     38.05 Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of their respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delays. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant,
(a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 38.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control.

     38.06 Any liability for payments or reimbursement of payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

     38.07 Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing labor disruption or dispute or any interference with the business of Landlord.

     38.08 Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Demised Premises, sanitary, electrical, heating, ventilating, airconditioning, elevator or other systems located in passing through the Demised Premises or any part thereof.

     38.09 This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     38.10 Within thirty (30) days of each anniversary date of this Lease, annually Tenant shall furnish to Landlord a copy of its then current audited financial statement (or form 10-K) which shall not be distributed without the prior authorization of Tenant.

     38.11 At any time after the Commencement Date, but prior to the Fixed Rent Commencement Date, Tenant shall have the right to request a recalculation of Floor Space and Tenant's Fraction. In addition, at any time during the Term, Tenant shall have the right to request a redetermination of Operating Expenses because of a claimed increase in the floor space of improvements constructed in the Lincoln Harbor Project, or because of a redetermination of Floor Space pursuant to this Section, the Floor Space shall be less than 578,028. If Tenant shall make any such request, then the Architect and an architect appointed by Tenant shall remeasure the floors of the Demised Premises or the floor space of the improvements in the Lincoln Harbor Project, as the case may be, in accordance with the standards set forth on Exhibit "D" annexed hereto and made a part hereof. If Architect and the architect appointed by Tenant shall agree, the Floor Space, Tenant's Fraction or the Operating Expenses, as the case may be, as determined by such architects shall be conclusive and binding upon the parties. If the Architect and the architect appointed by Tenant shall be unable to agree as to the Floor Space, Tenant's Fraction, or the Operating Expenses, as the case may be, then such architects shall select a third architect (or if such architects shall be unable to agree upon such third architect, the same shall be selected by the American Arbitration Association or successor organization) and such third architect shall select either the Floor Space, Tenant's Fraction or the Operating Expenses, as the case may be, as calculated by the Architect or the Floor Space, Tenant's Fraction or the Operating Expenses, as the case may be, as calculated by the architect appointed by Tenant. In no event, however, may either the Floor Space, Tenant's Fraction or the Operating Expenses be increased from the amounts set forth herein. Such finding shall be conclusive and binding upon the parties.

     38.12 Notwithstanding anything contained in this Lease to the contrary, if Landlord shall have failed to deliver to Tenant the premises demised to Tenant pursuant to the Data Processing Lease on or before January 1, 1987, as the same may be extended by reason of Un-avoidable Delays to a date no later than June 1, 1987, as to which date time shall be of the essence, Tenant shall have the option to cancel this Lease and the Term by giving thirty (30) days' notice to Landlord of such cancellation no later than the tenth (10th) day after such date. Upon the giving of such notice, this Lease and the Term shall expire and come to an end as of the expiration of such thirty (30) day period provided that Landlord shall not have delivered such premises to Tenant during such period, and Landlord and Tenant shall be released and discharged of and from all liabilities under the provisions of this Lease as of the date of such Termination.

     In addition, if for any reason other than Tenants' fault, Substantial Completion of Landlord's Work shall not have occurred on or before January 1, 1989, as to which date time shall be of the essence, then, in addition to any other remedies set forth in this Lease, Tenant shall have the option to cancel this Lease and the Term by giving thirty (30) days' notice to Landlord of such cancellation no later than the fifteenth (15th) day after such date. Upon the giving of such notice, this Lease and the Term shall expire and come to an end as of the expiration of such thirty (30) day period provided that the Commencement Date shall not have occurred during such period, and Landlord and Tenant shall be released from all liabilities under the provisions of this Lease as of the date of such termination. In addition, if for any reason other than Landlord's or Tenant's fault, the Commencement Date shall not have occurred on or before August 1, 1989, then, on the later to occur of August 1, 1989 and the date on which construction on the Building and the Demised Premises shall have experienced Unavoidable Delays equal to twelve (12) months in the aggregate, Landlord and Tenant each shall have the option to cancel this Lease and the Term by giving thirty (30) days' notice of such cancellation to the other party. Upon the giving of such notice, this Lease and the Term shall expire and come to an end as of the expiration of such thirty (30) day period, and Landlord and Tenant shall be released from all liabilities under the provisions of this Lease as of the date of such termination.

     38.13 Tenant acknowledges that pursuant to the provisions of the Agreement of Limited Partnership, dated of even date herewith, of Landlord, Tenant, as limited partner thereunder, has pledged its partnership interest thereunder pursuant to Section 14.13 thereof to secure its obligations hereunder for a period of five (5) years from the Fixed Rent Commencement Date.

                         ARTICLE 39 - EXTENSION OF TERM

     39.01 Tenant shall have the option (the "Renewal Option") to extend the Term for two (2) additional periods of ten (10) years each (the "Renewal Terms"), shall (i) commence on the original Expiration Date and end on the date preceding the tenth (10th) anniversary of the original Expiration Date (the "First Renewal Term") and (ii) commence on the date immediately succeeding the last day of the First Renewal Term and end on the date preceding the twentieth
(20th) anniversary of the original Expiration Date (the "Second Renewal Term") provided that (a) this Lease shall not have been previously terminated and (b) no material Event of Default shall have occurred and be continuing as of the date Tenant shall give the Renewal Notice (hereinafter defined). Each Renewal Option may be exercised with respect to the entire Demised Premises only and shall be exercisable by Tenant delivering to Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the applicable Renewal Option at least nine (9) months prior to the original Expiration Date with respect to the First Renewal Term, and at lease nine (9) months prior to the tenth (10th) anniversary of the Commencement Date with respect to the Second Renewal Term. Upon the giving of the Renewal Notice with respect to the Second Renewal Term, Tenant shall have no further option or right to extend the Term. If Tenant exercises a Renewal Option, the Renewal Term with respect to which Tenant shall exercise the Renewal Option shall be on the same terms, covenants, and conditions as those contained in this Lease, except (i) the Fixed Rent payable for the Demised Premises during each Renewal Term shall be determined as provided in Section 39.03 hereof, and (ii) the provisions of Section 39.01 hereof with respect to Tenant's right to renew the Term of this Lease shall not be applicable during the Second Renewal Term. It is expressly understood that during the First Renewal Term that Tenant shall have the right as set forth in
Section 39.01 only with respect to the Second Renewal Term, that during the Second Renewal Term Tenant shall have no further right to renew this Lease.

     39.02 If Tenant exercises the Renewal Option applicable to the First Renewal Term or the Second Renewal Term, as the case may be, the Fixed Rent for the Demised Premises shall be an amount equal to the Fair Market Rent (hereinafter defined), determined in accordance with Article 40 hereof, for the Demised Premises.

     39.03 If, for any reason whatsoever, the Fair Market Rent shall not have been determined pursuant to Article 40 hereof by the commencement of the First Renewal Term or Second Renewal Term, as the case may be, the Tenant shall pay to Landlord in monthly installments until such determination, on account of the Fixed Rent, an amount equal to the Fixed Rent in effect on the date immediately prior to commencement of the First Renewal Term or Second Renewal Term, as the case may be. Following the final determination of Fair Market Rent, a reconciliation shall be made as follows: if the monthly installments of Fixed Rent determined pursuant to this Article 39 are more than the amounts Tenant had paid therefor, Tenant shall pay to Landlord within ten (10) days of such determination the amount of such underpayment of Fixed Rent due.

                 ARTICLE 40 - DETERMINATION OF FAIR MARKET RENT

     40.01 For purposes of this Lease the term "Fair Market Rent" shall mean the annual fair market rental value of the Demised Premises determined as if the Demised Premises were available in the then rental market for comparable buildings in the Northern New Jersey metropolitan area on the terms of this Lease and assuming that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses permitted pursuant to this Lease, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account: (i) tenant is required to pay the Operating Expenses; (ii) the remaining Term of this Lease and any remaining Renewal Term, as well as the portion of the Term then elapsed; (iii) the fact that the tenant is a major tenant, occupying in excess of 200,000 square feet; (iv) the fact that Landlord will not be obligated to perform any work in the Demised Premises to prepare the same for Tenant's occupancy or to contribute or to loan any money on account thereof whether in the form of rent, credit, cash or otherwise.

     40.02 The Fair Market Rent shall be determined on the basis set forth in
Section 40.01 of this Article and with the assumption that the tenant need not perform any work in order to occupy the Demised Premises for the conduct of business.

     40.03 Landlord shall give Tenant written notice (the "Rent Notice") setting forth Landlord's determination of the Fair Market Rent (the
"Landlord's Determination"). Such notice will be sent not later than forty-five
(45) days after receipt by Landlord of each of the Renewal Notices.

     40.04 Tenant shall give Landlord written notice ("Tenant's Notice"), within forty-five (45) days after Tenant's receipt of the Rent Notice, as to whether Tenant accepts or disputes Landlord's Determination or any portion thereof. If Tenant in Tenant's Notice accepts Landlord's Determination, or if Tenant fails or refuses to give Tenant's Notice as aforesaid, Tenant shall be deemed to have accepted Landlord's Determination. If Tenant in Tenant's Notice disputes any portion of Landlord's Determination, Tenant shall deliver to Landlord together with Tenant's Notice, Tenant's determination of the Fair Market Rent of the portion of the Demised Premises for which Tenant disputes Landlord's Determination (the "Tenant's Determination"); simultaneously therewith Tenant shall notify Landlord of an individual ("Tenant's Advisor") selected by Tenant to act on its behalf for the purposes of this Article 40.

     40.05 Landlord shall give Tenant written notice ("Landlord's Notice") within ten (10) business days of after Landlord's receipt of Tenant's Determination, as to whether Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's Notice accepts Tenant's Determination or if Landlord fails or refuses to give Landlord's Notice as aforesaid, Landlord shall be deemed to have accepted Tenant's Determination. If Landlord in Landlord's Notice disputes Tenant's Determination, Landlord shall in such
Notice advise Tenant of the name of an individual ("Landlord's Advisor") selected by Landlord to act on its behalf for the purposes of this Article 40. If within twenty (20) days after Tenant's receipt of Landlord's Notice, Landlord's Advisor and Tenant's Advisor shall mutually agree upon the determina-tion ("Mutual Determination") of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord's Advisor and Tenant's Advisor shall be unable to reach a Mutual Determination within said twenty (20) day period, both of the advisors shall jointly select an independent real estate appraiser (the "Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's Advisor and Tenant's Advisor shall be unable to jointly agree on the designation of the Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association or any successor organization to designate the Appraiser in accordance the rules, regulations and/or procedures of the American Arbitration Association or successor organization then obtaining with respect to real estate valuation disputes.

     40.06 The Appraiser shall proceed to determine the Fair Market Rent in accordance herewith. The two determinations of the Advisors and the Appraiser which are closest shall then be averaged and such averaged amount shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this
Article 40, including the expenses and fees of any Advisor selected by it in accordance with the provisions of this Article 40. The Appraiser appointed pursuant to this Article 40 shall be a real estate appraiser with at least ten
(10) years experience in the leasing of office space in, and valuation, of properties which are similar in character to the Building, a member of the American Institute of Appraisers of the National Association Real Estate Boards or successor organization and a member of the Society of Real Estate Appraiser or its successor organization. Neither the Appraiser nor the Advisors shall have the power to add to, modify or change any of the provisions of this Lease.

     40.07 If the Fair Market Rent shall be finally determined to be in excess of five percent (5%) greater than Tenants' Determination, then Tenant, within ten (10) days after receipt of the final determination may notify Landlord of its election not to renew the Term, in which event, Tenant shall be deemed not to have exercised the applicable Renewal Option and this Lease and the Term shall expire as if such applicable Renewal Option had not been exercised.

     40.08 It is expressly understood that any determination of the Fair Market Rent pursuant to this Article 40 shall be based upon the criteria stated herein.

     40.09 Anything herein to the contrary notwithstanding, the Fair Market Rent shall not be less than the Fixed Rent payable immediately prior to the commencement of the Renewal Term in question.

     40.10 After final determination has been made of Fair Market Rent for any purpose of this Lease, the parties shall execute and deliver to each other an instrument setting forth the amount thereof and the amount of Fixed Rent payable as a result of such determination; provided, however, that failure to execute such supplementary agreement shall not affect the determination of Fixed Rent.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                                   Landlord:

                                   HARTZ-PW LIMITED PARTNERSHIP
                                   By:   Hartz Mountain
                                         Industries, Inc.,
                                          general partner


                                         By: /s/ Stephen M. Kelty
                                            --------------------------------
                                            Stephen M. Kelty, Vice President

                                   Tenant:

                                   PAINEWEBBER INCORPORATED

                                   By: /s/ Rodger Parker
                                      --------------------------------------
                                      Rodger Parker, Senior Vice President

                                   EXHIBIT "A"
                           Description of the Building

     The proposed Operations Center is to be located at the Lincoln Harbor Project. The 10-11 story, center core building, of approximately 604,528 gross square feet, will house a retail area, cafeteria, print center, bulk storage and mail area. The Operations Center is to be connected by a "skywalk" to the existing Data Processing Center.

                                   EXHIBIT "B"
                                Demised Premises

     The Demised Premises shall consist of all of that space, including the "skywalk," excluding retail space and the Common Areas.

                                   EXHIBIT "C"
                                   Fixed Rent

     The Fixed Rent during the Term, subject to adjustment as provided in this Lease, shall be determined as follows:

     (a) Commencing on the Fixed Rent Commencement Date and terminating on the day prior to the nineteenth (19th) anniversary of the Fixed Rent Commencement Date, the Fixed Rent shall be equal to the sum of (i) the Base Amount (as defined below), and (ii) 77.56% of debt service* per annum (principal and interest) under the Mortgage. The percentage of debt service for the Mortgage shall be determined by dividing (x) the Floor Space of the Demised Premises by (y) the floor space upon which the Mortgage is based (578,028 / 745,926 = .7756). Debt service shall be determined by using a debt service constant not to exceed 11.979.

         Years Commencing on the
         Fixed Rent Commencement Date        "Base Amount" per Year
         ---------------------------        ----------------------
                   1 - 4                        $  545,692.00
                   5 - 9                        $  996,627.00
                  10 -14                        $2,717,511.00
                  15 -19                        $5,012,023.00

----------------
* The stated percentage is predicated upon there being one (1) mortgage covering both the Ground Lease and the Agreement of Ground Lease, dated of even date herewith, between Fee Owner, as landlord, and Landlord, as tenant, for the premises known as the Operations Center and the Data Processing Center, respectively. In the event that a separate mortgage is obtained in connection with each such leasehold estate this Exhibit shall be amended accordingly.

     (b) Notwithstanding the foregoing, in no event shall the Fixed Rent (inclusive of the "Base Amount") per square foot exceed $11.97 for years 1-4, $13.47 for years 5-9, $16.47 for years 10-14, or $20.47 for years 15-19.

     (c) Commencing on the twentieth anniversary of the Commencement Date and terminating on the original Expiration Date, the Fixed Rent shall be an amount equal to the lesser of (x) the Fair Market Rent, determined in accordance with Article 40 hereof and (y) the product of the Floor Space and Forty-Two and 45/100 Dollars ($42.45), but in no event less than the Fixed Rent payable during the twentieth (20th) year of the Term.

     Promptly after the closing of the Mortgage and upon each occasion of redetermination of Fixed Rent, as provided in this Lease, the parties hereto shall prepare and execute a revised schedule of such redetermined Fixed Rent.

                                   EXHIBIT "D"
                                   Floor Space

     As to a demised premises, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or common areas face of any wall between the premises and any portion of the common areas, or by the center line of any wall between the premises and space leased or available to be leased to another tenant or occupant. Any reference to floor space of a building shall mean the floor area of all levels or stories of such building, excluding any roof, except such portion thereof as is permanently enclosed, and including any interior basement level or mezzanine area not occupied or used by a tenant on a continuing or repetitive basis, and any mechanical room, enclosed or interior truck dock, interior common areas, and areas used by a landlord for storage, for housing meters and/or other equipment or for other purposes. Any reference to the floor space is intended to refer to floor space of the entire area in question irrespective of the person(s) who may be the owner(s) of all or any part thereof.

     The anticipated Floor Space of the Demised Premises is estimated to be 578,028.

                                   EXHIBIT "E"

                                      Land
                          (including skywalk easement)

                               BLOCK 34C LOT 4.03
                              TOWNSHIP OF WEEHAWKEN
                            HUDSON COUNTY, NEW JERSEY

     Commencing at a point in the easterly line of Park Avenue, said point being N 21 degrees-21'-30" E, 1129.16 feet along the same from its intersection with the northerly line of 15th Street, all as shown on a map entitled "Subdivision of Properties of Hartz Mountain Industries, Inc.," and prepared by Azzolina & Feury Engineering Company, dated February 27, 1986, revised to March 19, 1986, and running; thence,

     A) N 21 degrees-21'-30" E, 86.70 feet along said property line to a point on curve; thence,

     B) Northeasterly, along the property line on a curve to the left having a radius of 1093.01 and a radial bearing of N 14 degrees-11'-23" W through a central angle of 25 degrees-01'-56" for an arc distance of
          477.53 feet; thence,

     C)   Along said property line, N 38 degrees-30'-00" E, 550.05 feet; thence,

     D) Departing from said property line, S 50 degrees-33'-12" E, 86.23 feet to the point of beginning; thence,

          1)   N 38 degrees-52'-10" E, 383.37 feet to a point of curvature;
               thence,

          2) Northeasterly, on a curve to the right having a radius of 40 feet through a central angle of 90 degrees-00'-00" for an arc distance of 62.83 feet; thence,

          3)   S 51 degrees-07'-50" E, 156.00 feet; thence,

          4)   S 38 degrees-52'-10" W, 286.00 feet; thence,

          5) Along the outer face of the wall of Tower 1, S 51 degrees-07'-50" E, 392.18 feet; thence,

          6)   S 38 degrees-52'-10" W, 132.37 feet to a point of curvature;
               thence,

          7) Southwesterly, on a curve to the right having a radius of 40 feet through a central angle of 90 degrees-00'-00" for an arc distance of 62.83 feet; thence,

          8)   N 51 degrees-07'-50" W, 513.18 feet to a point of curvature;
               thence

          9) Northwesterly, on a curve to the right having a radius of 35 feet through a central angle of 90 degrees-00'-00" for an arc distance of 54.98 feet to the point or place of beginning.

          Containing 156,420 square feet (3.59 acres).

and

          The easement created pursuant to the Reciprocal Easement and Maintenance Agreement, dated of even date herewith, among Hartz, Landlord and Landlord for the "skywalk."

                   [SURVEY OF SUBDIVISION OF LINCOLN HARBOR]

                                   EXHIBIT "F"
                                 Landlord's Work

[PAINEWEBBER LETTERHEAD]



March 4, 1986



Stephen M. Kelty, Vice President
Hartz Mountain Industries
400 Plaza Drive
Secaucas, NJ

RE: PaineWebber, Inc.

Dear Steve:

I have reviewed the two feasibility studies and have found the following changes required to be made:

Data Center

We have added two pages (6A and 6B) plus section 12 which is a summary of budgetary costs of PaineWebber data center.

Operations Building

We have added the summary of budgetary costs of PaineWebber operations center (page 30).

If you have any questions, please call at (212) 437-3532.

Sincerely

/s/ Rodger G. Parker/at

Rodger G. Parker
Senior Vice President

at
Attachments

                                  Exhibit "F"



                         HARTZ MOUNTAIN INDUSTRIES, INC.

                        LINCOLN HARBOR FEASIBILITY STUDY




OPERATIONS BUILDING

     PROJECT DESCRIPTION

     The proposed Paine Webber Operations Building is to be located at Lincoln Harbor, Weehawken, New Jersey. The 10-11 story, center core building, of approximately 550,000 gross square feet, will have a population of 3300 and will house a cafeteria, print center, bulk storage and mail area. The Operations Center is to be connected by above ground bridge, to the existing Seatrain Building.

     In addition to the requirements described herein, the construction of the building and all related facilities shall be in conformance with the most recent editions of all applicable codes, standards, specifications and regulations.

SITE DEVELOPMENT

A. Site Preparation: Sufficient fill will be brought into the site so that all occupied first floor elevation will be at +11.0 feet. This is above the 100 year flood level.

     1. All utilities, which will be underground, will be brought to the building site.

     2. All major supporting roads on the site will be constructed to insure adequate access and traffic circulation, to include a bridge over railroad right of way.

B. Building Foundations: Foundation will be supported by end bearing piles which will be driven to bedrock. Piles will be concrete filled, steel casing, rated at 100 tons. Concrete pile caps will complete the foundation.

C. Parking: Grade and structured parking will be provided for a total of 1,000 cars. About 350 parking spaces will be provided in a structure on the south side of the existing office building (data center).

     1. Elevated covered walkway will be provided to connect this structure to both office buildings. The remaining 650 spaces will be provided in a parking structure to the immediate west of the new office building, part of which will be above the print plant/mail room.

     2. Structure will be designed and constructed so as to have normal drainage and waterproofing expected of a structural roof.

D. Landscaping: The area to the east of the new office building will be developed into a large plaza leading to Harbor Boulevard.

     1. All areas around both buildings will be heavily landscaped.

STRUCTURAL

A. Structural System Description: The primary structural system for the building shall be a structural steel frame. All steel members shall be standard rolled sections.

     The typical floor and roof slab consist of composite metal decking and concrete reinforced with welded wire fabric. The floor framing shall be sized to act compositely with the metal deck slab. Floor framing shall be evaluated by deflection and vibration control criteria in addition to strength. Floor framing shear connections shall be sized for a minimum of 125% of the maximum uniform load capacity of the composite member.

     The minimum structural bay size shall be 30 ft. by 30 ft. Steel columns shall transmit the gravity loads. A positive means of resisting laterals loads shall be provided. The structure shall be spray-fireproofed to the applicable ratings required by code.

B.   Structural Loadings:

     1.   Live Loads

          Typical Floor                 100 psf
          Roof                            per Code (incl.
                                        (boca snow drift)
          Print Center                    200 psf minimum
                                        (subject to verification
                                        of equipment)

          Live Load reduction per code on floor girders, columns and foundations only.

     2.   Lateral Loads

          Structural Steel              per Code
          Cladding                      plus/minus 30 psf minimum

C.   Structural Materials:

     1.   Structural Steel              A-36 or A-527, gr. 50
     2.   Concrete                      fc = 4000 psi min.

     EXTERIOR ENCLOSURE

A. Vertical Walls Above Grade: Wall system shall be based upon two distinct lines of defense against water and air infiltration.

     1.   Wall system shall resist positive and negative loads of 35 psf.

     2. Glazing System: Facade glass to be insulating type with CBA certification. All glass thickness and heat treatment to sustain wind loads and to resist temperature stress breakage. Limit breakage to 8 lites per 1,000. Fixed aluminum frames with continuous PVC thermal break with either hard coat anodized finish or resinous ("Kynar") coated of selected color. Provide a glazing system utilizing neoprene gaskets and a pressure plate system designed using the pressure equalized rain screen principle.

     3. Insulation: Rigid insulation with vapor barrier which will achieve a total wall "R" value of 12.5 minimum installed.

     4. Water Control: Continuous at line coincident with head of windows at each level to anticipate water infiltration potential at sealant joints. Weep system incorporated at glazing enframement. There will be a continuous vapor barrier between interior and exterior spaces.

     5. Mock-up and Testing: Cladding material, anchorage, glazing enframement, glass, sealant and flashing systems will be tested for air infiltration, water penetration, and structural performance. Extent of mock-ups will be shown on drawing.

The entire exterior wall system is estimated to be 140,000 square feet and is budgeted to cost no more than $22.00 per square foot or $3,080,000 complete, including mock-up test estimated at $100,000.

B. Roofing: The roofing is to be designed for controlled flow drainage. Provide a complete insulated membrane (IRMA) roofing system; consisting of steel framing with metal decking, covered with 5/8" type X gypsum board. A three ply build up roof consisting of fiberglass felts to be applied over gypsum board covered by styrofoam R M brand insulation with a "U" value of 0.08 BTU/sq./ft. Deg F. and stone ballast.

C.   Parking Structure: Requirements to be determined.

D. Moisture Protection: Provide the following systems as required in conjunction with other assemblies as follows:

     1. Waterproofing: Provide fluid applied two-part orethane rubber waterproofing (Gates) with protection board as specified by the manufacturer.

     2. Damproofing: Provide a cold applied asphalt based damproofing to all exterior foundations not requiring waterproofing. Provide asphaltic protection board.

     3.   Elevator Pit Waterproofing: Capillary waterproofing (Vandex).

     4. Sealants: Provide two component urethane sealant (Tramco/Dymeric) for all building seals other than structural glazing.

     5. Flashing: ASTM A167, Tpe 304, deal soft fully annealed, 0.015 in. unless greater thickness required.

     6. Roof Accessories: Premanufactured products best suited for intended use. Provide stainless steel fabrications.

     7.   Insulation:

          a.   Fire Safing: Thermafiber Safing (US Gypsum).

          b. Insulation: Rigid fiberglass board insulation with reinforced foil vapor barrier facing on each side. Thickness as required for "U" value required.

E. Roll-Up Doors: Electrically operated automatic roll-up doors (Cornell Iron Works)

F. Loading Dock Equipment: Provide manual dock levelers, dock bumpers and other accessories (Kelly Dock Levelers).

G. Ornamental Metals: ASTM A167, Tpe 302 or 304 stainless steel, No. 8 mirror finish. Thicknesses as required to provide flat surfaces free from distortion.

     INTERIOR - BASE BUILDING:

A.   Entrance Lobby:

     1. Floors: Granite. (costing no more than $15.00 per sq. ft.) 3 cm. min. set in a full mortar bed (see sample)

     2.   Walls: Granite adhesive applied (see sample)

     3.   Ceilings: Portland cement plaster on suspended metal lath.

     4.   Lighting: Recessed incandescent.

B.   Typical Floor Elevator Lobbies:

     1.   Floors: Carpet (allowance $2.00 per sq. ft.)

     2.   Walls: Vinyl (allowance $1.50 per sq. ft.)

     3.   Ceilings: Gypsum wallboard.

     4.   Lighting: Recessed incandescent.

C.   General Office Area:

     1.   Floors: Steel troweled concrete, sealed for dustproofing.

D.   Toilets and Vestibules:

     1. Floors: 1" x 1" ceramic mosaic tile with sanitary cove base, of color to be selected, set onto waterproof membrane.

     2. Walls: All walls with 2" x 2" ceramic tile, of color to be selected, set on moisture resistant gypsum wallboard with organic adhesive, extending to ceiling.

          a. Shaft walls: Cavity walls with 2 hr. fire-rating, minimum STC of 47 db., consisting of 1" shaft wall liner panel, C-H studs 24" o.c., and two layers 1/2" gypsum wallboard.

          b. Fire-rates Walls: 2 hr. fire-rating and minimum STC of 48 db., consisting of two layers 5/8" gypsum wallboard on each side of metal studs spaced 24" o.c., painted.

          c. Non-Fire-rated Walls: One layer 5/8" gypsum wallboard on each side of metal studs (with insulation to underside of construction, STC 45 db.)

     3. Ceilings: Suspended 5/8" thick gypsum wallboard with required metal access panels, painted with enamel.

     4. Lighting: Recessed parabolic fluorescent fixtures.

     5. Doors, Frames, Hardware:

          a. Doors: Flush seamless hollow metal 1-3/4" thick, 16 ga., full height, width as required, factory primed, field painted, and labeled at fire-rated walls and partitions.

          b. Frames: Welded hollow metal, 16 ga., size as required, factory primed, field painted, and labeled at fire-rated walls and partitions.

          c. Hardware: Mortise locksets with lever handles, ball bearing hinges and parallel arm closers; polished stainless steel finish.

     6. Toilet Partitions: Ceiling hung flush metal type with baked enamel finish and vandalproof hardware.

     7. Toilet Accessories: Stainless steel units with No. 4 satin finish, including combination towel dispenser and disposal, napkin dispenser and disposal, tissue dispenser, soap dispenser, grab bars, mirrors and shelves. Provide 1/4" thick mirrors complying with FS DD-G-451 type 1 class 1 quality 9.

     8. Lavatory Countertops: "Corian" on marine grade plywood with back and side splashes with miscellaneous metal framing.

E.   Stairs:

     1. Stairs and Landings: Cement filled steel pan, surfaces hardened and sealed. Underside and other exposed metal surfaces finish painted.

     2. Railings, Guards: 1-1/2" diameter steel tube, finish painted.

     3. Walls: Continuous metal stud and gypsum board partitions for full height of stair enclosure. Painted finish.

     4. Ceilings: Exposed construction, painted.

     5. Lighting: Strip fluorescent fixtures, surface mounted.

F.   Doors and Frames, Hardware:

     1. Doors: Flush, hollow metal, 1-3/4" thick, 18-gauge at interior, 16-gauge galvanized at exterior, ceiling high, width as required, factory prime, field painted, labeled at rated walls and partitions. Provide vision panel in all service vestibule doors.

     2. Frames: Welded hollow metal, 16-gauge at interior, 14-gauge galvanized at exterior, size as required, factory prime, field painted, labeled at rated walls and partitions.

     3. Hardware: Same as D5c.

G.   Electrical and Telephone Closers:

     1. Floors: Steel troweled concrete, sealed for dustproofing. Alternate: 8" raised floor consisting of 2' x 2' steel panel with high pressure plastic laminate finish.

     Alternate: Add raised flooring in electrical and telephone closets. Based on 1,900 square feet total areas and sevein model 50 by Donn Corporation

         1,900 sq. ft. @ $7.11 per sq. ft.         $14,650

     2. Shaft Walls: Cavity walls with 2 hr. fire-rating and minimum STC of 47db. consisting of 1" shaft wall liner panel, C-H studs at 24" o.c. and two layers 1/2" gypsum wallboard on room side, painted. Spacing of studs to be doubled at blind shaft conditions.

H. Parking Area:

     1. Floor: All floors above occupied areas to be waterproofed.

I. Interior Masonry Walls: Concrete masonry units complying with ASTM C90, Grade N-1 and ASTM C145, Grade N-1, maximum density of 95 lbs. Provide portland-cement-lime mortar complying with ASTM C270, Type N.

J. Miscellaneous Metals: Shop primed, A36 steel, rolled sections. Sizes and shapes best suited for intended use and capable of sustained imposed loads.

K. Rough Carpentry: Provide rough carpentry as required for use with other work. Provide fire-resistance treated wood for all interior locations.

L. Ornamental Metals: ASM A167, Type 302 and 304 stainless steel, No. 8 mirror finish. Thickness is required to provide flat surfaces free from distortion.

M. Paint: First line quality, alkyd enamel of PPG, Glidden or Benjamin Moore. Provide eggshell finish.

     VERTICAL TRANSPORTATION:

A.   Materials and Equipment:

     1. Elevators required to serve a building population of approximately 3300 people on Floors 2 - 11 will consist of two (2) groups of six (6) elevators each at approximately 1/3 points of the long dimension of the building. Each group will be six (6) 4000 pound elevators operating at 350 fpm, with 48 inch wide center-opening doors.

     2. The elevators are designed to provide a five minute handling capacity of 14.1% of the population at an interval of 27.1 seconds.

     3. Passenger elevators shall be based on Westinghouse Epoch supervisory control system, center opening doors and traffic sentinel door controls (or equal).

     4. Two (2) service elevators are required. Each will have a capacity of 6000 pounds and be designed to handle 10 foot sections of drywall.

B. Materials Handling: A materials handling system is recommended to provide both vertical and horizonal delivery of documents from central mail, file, supply and reproduction center. Such system will consist of self-propelled automatic "tote" boxes on a dedicated track system operating in vertical shaftways and ceiling space. Multiple entry and re-entry stations are envisioned on each floor.

This item description is too vague and has not been priced and it is not the obligation of Hartz.

Plumbing:

A. Sanitary System: Provide a complete system of sanitary services, including toilet facilities, fixtures, drains, veins, water, etc., including all connections to site work services.

     1. Provide a complete plumbing system with mens and ladies facilities on each floor to handle the total population of the Tenant. A minimum of 12 flush valve fixtures and 8 lavatories shall be provided on each floor for each sex. Toilet facilities shall be so located that no paint on the floor is more than 200 feet from a Toilet room. Provisions shall be made in each toilet for the physically handicapped. Four drinking fountains shall be provided per floor.

     2. Provide 8 wet stacks consisting of soil vent, cold water and hot water to facilitate future Tenant installations.

     3. All branch water connections shall include a stop valve for maintenance purposes.

B.   Hot and Cold Water Piping System:

     1. Provide a system of hot and cold water piping, as required, for plumbing fixtures, interior and exterior hose bibbs, water coolers, etc. The hot water system shall include a central heating plant utilizing the most efficient energy source available. Submit for Paine Webber approval an economic analysis for the various fuel sources considered. Provide circulation pumps and piping to assure prompt availability of water at a minimum of 110 degrees F. The cold water system shall include pumps, tanks and valves as required to supply water to fixtures at a minimum of 25 psig and a maximum of 85 psig.

     2. Provide for flushing and sterilization as required by code of all domestic water piping.

C. Sanitary Drains and Vents: Provide a system of drains and vents to convey sanitary wastes from the building to the sewer system.

D. Storm Drainage: Provide a system of drains and piping to convey the storm water from the building to a point of disposal on the site.

E.   Plumbing Fixtures:

     1. Plumbing fixtures specified are as manufactured by Kohler or American Standard, or the equal may be furnished at Paine Webber's option.

     2. Flush valves specified are as manufactured by Sloan. The same type flush valves as manufactured by Delaney may be furnished at the Contractor's option.

     3. Carriers as manufactured by Zurn, J.R. Smith or Wade shall be furnished.

     4. All exposed metal parts and fittings on plumbing fixtures shall be chrome plated unless otherwise called for.

     5. Provide stop valves on hot and cold water lines for all plumbing fixtures.

F.   Water Closets:

     1. Vitreous china, wall hung, siphon jet action, elongate bowl, 1-1/2 inch top spud for chrome plated exposed flush valve with metal oscillating handle 1 inch screwdriver angle stop vacuum breaker, flush connection, coupling for 1-1/2 inch top spud, wall and spud flanges. White seat, with extended back for elongated bowl, open front, no cover, stainless steel check hinge.

     2. Horizontal or vertical carrier with short foot. Use neoprene gaskets and bolt carrier to floor. Mount closet with rim 15 inches above floor.

     3.   Equipment manufacturers and model numbers are as follows:

          Bowl            Afwall
          Flush Valve     110
          Seat            Church 5320.114, white

G. Lavatories: Vitreous china, front overflow, antisplash rim, cast-in soap dish American Standard "Roxalyn" pattern in 20 inch size. Fittings to be American Standard "Heritage" N2131 combination supply and drain fitting with aerator spout. Drain plug with integral perforated grid and 1-1/2 inch tailpiece. Provide 3/8 inch chrome plated supply stop valves R-2604-1 with screwdriver stop and escutcheons.

H. Drinking Fountains: Remote, wall recessed cooler, completely automatic with precooler, tank, cooling coil, hermetic condensing unit, insulated cooling system, serving stainless steel wall mounted fountains. A minimum of one dual level fountain for handicapped shall be provided per floor.

I.   Materials:

                    Service                        Materials

         Underground water and site       Cement lined ductile iron
         fire protection

         Underground gas and air          Welded wrapped black steel

         Site storm drainage              12 inches and below - PVC or
                                          concrete pipe

                                          14 inches and above - reinforce
                                          concrete

         Site sanitary                    Cast iron or PVC

         Underslab sanitary               Cast iron or PVC

         Above slab sanitary              Cast iron

         Plumbing vents                   Cast iron

J. Insulation: Insulate pipes and other surfaces inside the building as follows:

     1.   Hot water pipes.

     2.   Cold water pipes.

     3. Horizontal storm pipes over tenanted areas including leader to roof drain.

Fire Protection:

A. Provide a full standpipe and sprinkler system in accordance with applicable NFPA Standards. Sprinkler system shall be hydraulically designed to deliver .1 gpm/sq. ft. in office areas and appropriate densities in ordinary hazard areas. Sufficient heads shall be allowed for partitioning. Standpipe system shall include pumps and valves as required, but hose may be eliminated if permitted by the authorities.

     Hartz will, as part of its "base building" provide the system in the core of the building. Distribution into floors will be part of tenant allowance at an estimated cost of $320,000. This price is based on chrome pendant heads.

     ELECTRICAL  (Core Work)

A. Electric Service:

   1. Electric service to be capable of supporting the demand load on a first contingency basis for service feeders and transformers.

   2. If unit substations are employed, they shall be primary selective double-ended with secondary tie. Each transformer shall be sized to accommodate the total demand load based on an overload rating with forced air cooling.

   3. Two levels of ground fault protection shall be provided at 460 volt.

   4. Provide (2) 4160 volt emergency feeder from generator distribution switchgear located in Data Center Building sized to support, in addition to code required systems, a unit demand load density of 7.2 watts per sq. ft. of gross area distributed as detailed in Paragraph B below.

B. Normal/Emergency Lighting and Utility Distribution: Interior distribution for lighting and utility shall all be on emergency service, and be sized at 8.5 watts per sq. ft. demand at 265/460 volts, 3 phase 4 wire through two (2) vertical risers of plug-in bus ducts. Local dry type transformers shall be provided for 5 watts per sq. ft. at 120/208 volts, 3 phase 4 wire with the number of branch circuits based on a per circuit loading of 1200 watts, equally distributed on the floor at four (4) closet locations.

     The number of branch circuits for lighting panels shall be based on a per circuit loading of 3600 watts equally distributed on the floor at two (2) closet locations.

H. Life Safety System: Shall be in accordance with governing high rise Code requirements.

HEATING, VENTILATING AND AIR CONDITIONING:

A.   Temperature and Humidity Design Conditions:

     Summer:  Outside Air:  Dry bulb:  91 degrees F.
                            Wet bulb:  76 degrees F.

              Inside Air:   Dry bulb:  75 degrees F.
                            Wet bulb:  63 degrees F.

     Winter:  Outside Air:  Dry bulb:   0 degrees F.

              Inside Air:   Dry bulb:  70 degrees F.

     Cooling Tower
     Summer Design:         Wet bulb:  78 degrees F.

                        Return Water
                         Temperature:  95 degrees F.

                        Supply Water
                         Temperature:  85 degrees F.

B. Load Conditions: In addition to the solar and transmission loads, the supply air quantities and refrigeration tonnage shall be designed for the following unit load densities:

              Lighting:  2.0 watts/sq.ft. useable
              Power:     3.0 watts/sq.ft. useable

C.   Air Conditioning Systems:

     1. The air conditioning system shall be an all air-variable air volume system. Supply air shall originate at a central Fan Room consisting of multiple supply air and return air systems. The supply air systems shall be built-up type arranged in a blow-through configuration, utilizing vane-axial fans with variable speed motors. The return air fans shall also be vane-axial type with variable speed motors. The supply fans shall be headered together for operating flexibility and reliability.

     2. Supply air to and return air from each floor shall be distributed to the various floors by means of four (4) riser shafts with a supply air takeoff on each floor off of each riser. A pneumatically operated two-position automatic damper shall be provided in each supply air and return air duct tap on each floor. Supply duct construction from fan discharge to capped outlets on each floor shall be of medium pressure construction with all seams and joints sealed and completely insulated.

     3. The air quantities shall be based on a room temperature minus entering room supply air temperature differential of 18 degrees F.

D.   Heating Systems:

     1. The building will be heated by forced hot water convectors located at the perimeter of the building below the sill of the window. The system will be fed by a pair of supply and return risers located every 60 feet at the perimeter columns and piped in a reverse return arrangement. An automatic control valve shall be provided for every 30 lineal feet of exterior wall. Convector lengths and locations shall be arranged such that each curtain wall module is covered by a heating element.

     2. Operating supply water temperature shall be 180 degrees F. with a 20 degrees F. or 30 degrees F. temperature differential. An alternate price shall be provided for a system utilizing heat pump water at a supply temperature of 105 degrees F. and a 10 degrees F. temperature differential.

     3. The boiler plant shall consist of three packaged hot water fire tube boilers with dual fuel burners (natural gas and No. 2 fuel oil). NOTE:
          The primary fuel should be natural gas with fuel oil as a backup. Two boilers shall be each sized at 67% of total load. The third boiler shall be sized for summertime domestic hot water load requirements.

E. Refrigeration Plant: Shall consist of three machines, one sized at 20% of the total load and the other two each sized at 40% of load. Machines shall be hermetic electric motor driven type. Space shall be provided for a redundant or standby machine of each size. A chilled water and condenser water pump shall be provided for each machine plus a standby pump for each service and size. Machines shall be piped in a parallel flow arrangement. Refrigeration machines shall produce 44 degrees F. supply water with a 56 degrees F. return water temperature with condenser water at 85 degrees F. supply and 95 degrees F. return.

F.   Cooling Tower:

     1. Cooling tower shall consist of multiple cells sized for tonnage required plus an allowance of 400 tons of additional capacity for future needs. A spare cooling tower cell shall be provided.

     2. Cooling tower cells shall be of the packaged cross-flow type with two-speed reversing motors. Towers shall have stainless steel basins and sumps with hot dipped galvanized frames and noncombustible fill.

     3. Each cooling tower cell shall be winterized. 400 ton space capacity is to be distributed by means of a separate pair of risers sized for the full capacity from top to bottom of the building. A separate set of circulating pumps shall be provided (three pumps each sized at 50% of 1200 qpm). Valved outlets shall be provided at floor (sized at 4 inches).

G.   Automatic Controls and Building Automation System:

     1. The building control system shall be, in general, a pneumatic system. Building automation system shall be an electronic microprocessor based system employing direct digital control technology. Each main air handling system and each water system shall be provided with a separate DDC cabinet.

     2. System shall be able to start and stop all equipment remotely and monitor and reset from a remote location air system supply air temperatures, outside air temperatures, fan discharge temperatures, return air temperatures, supply and return temperatures of all water systems with reset of supply water temperatures. In addition to points required for the operations building allow five hundred (500) points for data center.

     3. System shall provide alarms for all off-normal conditions and status of remotely controlled motors by either pressure or floor switches.

     4.   System graphics shall be provided for each system.

     5. System shall remotely control each supply air and each return air automatic damper in the duct tape at each floor from a central location both for part load operation and smoke control.

     6. Provide a duplicate operators console (color CRT, alarm printer, logging printer, etc.) at data center in addition to that required at operations center.

H. Boiler Plant Fuel Oil System: Provide a fuel oil system for the boiler plant.

     Provide a 15,000 gallon fuel oil tank (No. 2 fuel oil) for main storage with fuel oil transfer pumps and day tank at the boiler room.

I. Life Safety System and Smoke Control System: In general, the normal building air conditioning supply and return fans shall be utilized for smoke control by means of pressurization and exhaust.

J. Elevator Machine Rooms: Elevator Machine Rooms shall be air conditioned utilizing packaged DX condenser water cooled units.

     The HVAC system as specified will result in an additional cost to Paine Webber of $716,500 which is above the Hartz $1,700,000 cost for the base system in the core. The additional items of cost are broken down as follows:


Increased prices / JB - B outline specifications over Hartz standard.

1.  Refrigeration Plant
    JB-B                                 3 chillers
    Hartz design                         2 dual chillers
         increase chiller cost plus
         piping and rigging                                           22,000

2.  Increase air system
    JB-B                                18 degrees D T
    Hartz design                        20 degrees D T
         V A V system increase 40,000
         cfm @ $3.50                                                 140,000
         @ $3.50

3.  Spare 400 tons capacity in cooling
    tower with 3 pumps @ 600 gpn and 8" pipe
    with capped valves                                                37,500

4.  Spare cell with cooling tower 600
    T.R.                                                              30,000

5.  Stainless Steel Basin and Sump in
    lieu of standard                                                  20,000

6.  Condenser water and chilled water
    pumping system
    JB-B                                5 pumps ea system
    Hartz design                        4 pumps ea system              8,500

7.  Back-up fuel oil system                                           18,000

8.  V A V Fan system control
    JB-B                                variable speed,
                                        motor drive
    Hartz Design                        vortex inlet dampers          88,500

9.  Control system
    JB-B                                pneumatic control
    Hartz Design                        electric controls             98,000

10. Baseboard Radiation 7200 lf
    JB-B                                Architectural covers         254,000
                                        w/Z tier 105 degrees
                                        radiation



                                        total increase in
                                        base design cost            $716,000

NOTE: No cost has been developed for heat recovery piping system between buildings.

                  INTERIOR - TENANT WORK:

           *  A.  General Office Area:                                   Usable Sq. Ft.
                  -------------------                                    --------------
                  1. Space Allocation:
*SEE NEXT PAGE
      FOR            a. Enclosed Offices               10'-0"X15'-0"     100,000 sq.ft.
 VERIFICATION
                     b. Low Wall Partition Cubicles    10'-0"X10'-0"      50,000 sq.ft.

                     c. Open Office Area                                 240,000 sq.ft.

                     d. Vault                                              5,000 sq.ft.

                     e. Print Shop/Mail Room                              40,000 sq.ft.

                     f. Bulk Storage Room              20'-0"Xceiling     10,000 sq.ft.
                                                                         -------
                                                                         445,000 sq.ft.

                  2. Finishes

                     a.   Floors: High quality modular carpet tile of
                          anti-static synthetic fiber, PLUS Roberson Walker
                          Duct.
   *                      Alternate: Accessible floor consisting of 2' x 2'
*SEE NEXT PAGE            cement filled steel panel, 8' high, pedestals
 FOR ALTERNATE            interconnected with stringers. Provide high quality
                          modular carpet tile of anti-static synthetic fiber.
                          Vinyl composition tile to be used in utility areas
                          such as print shop, storage room, mail room etc.

                     b. Column Enclosures: 5/8" gypsum wallboard attached to metal furring secured to the underside of construction above, painted as required. Fire rated as required.

                     c. Walls: Metal stud and gypsum wallboard partitions to underside of construction above. Painted finish with resilient wall base. Aluminum framed glass partition system with baked on paint finish with flush wood doors maximum 9'-0" high, for perimeter office walls parallel to the exterior wall.

                     d.   Ceiling: Fully accessible, 2' X 2' acoustical tile.

                     e. Lighting: Recessed parabolic fluorescent fixtures - size to be determined.

                     f. Window Treatment: Perimeter windows with 1" slat venetian blinds.


General Office Areas:

    Floors (carpet tiles) 445,000 sq. ft.                          $   925,600
    @ $2.08/PSF
    Floors (Roberson Walker Duct) 445,000 sq. ft.
    @ $2.50/PSF (see item 9 of qualification)                        1,112,500

    ALTERNATE BID:

    A D D RAISED FLOORS
          395,000 sq. ft. @ $8.95/PSF                                3,535,250
          (including electrical grounding)

    V A T      50,000 sq. ft. @ $9.80/PSF                               40,000

    DEDUCT BASE BID
      CARPET TILES & ROBERSON WALKER DUCT                           (2,038,100)
                                                                   -----------

    TOTAL ALTERNATIVE    Add                                         1,537,150
                                                                   -----------

    Walls (allowance)                                                  863,840
    Ceilings 445,000 sq.ft. @ $.90/PSF                                 400,000
    Window Treatment 1,800 blinds @ $75 ea                             135,000
    Doors/H.M.D./Frames 90 @ $550 ea                                    49,500
    Glass Partition 6,600 lin.ft.
        @ $106 l.f. (incl. 660 doors)                                  699,600

Qualifications:

1. Partition Walls ARE NOT INCLUDED IN OPEN OFFICE AREA

2. Lin. footage of partitions for vault, print/mail room and bulk storage is determined by 1 LF partition (to 9" A.F.F.) per 20 sq.ft. of area.

3. Door quantity is determined by 1 door per office at enclosed offices; no door at low wall partition cubicles and 1 door per 50 LF of partition at vault, print/mail room and bulk storage.

4. Window treatment - 1: slat Riviera aluminum venetian blinds 5' x 5' each. (see sample)

5. Carpet tiles are based on 18" x 18" tile glued direct, 22 oz. Olefin antistatic under 1KV, 10 G.A. level loop.

6. Ceiling tile is based on 2' x 2' x 5/8" square edge fissure lay-in system standard grid. ARMSTRONG MINABOARD #756 or APPROVED EQUAL. (see sample)

7. Aluminum framed glass partitions system is based on H.L. Bryun Series #200 with birch stain grade doors, locksets with layer handles ballbearing hinges, polished stainless steel finish. (see sample)

8. Raised floor based on Donn-Severn model 54. 1000 lb. concentrated load. (see sample)

9. a. Electrified deck based on Robertson Q Floor/Taproute system. Wiring unit costs are called out in electrical section.

     b. Provide a horizontal distribution system for power, telephone and data on each floor with interface to respective closets at each floor. System shall be a three cell electrified deck with three compartment trench header system or accessible raised floor. Cellular deck sections shall utilize a cell section providing a minimum cross-sectional area of 15 square inches each for telephone and data with electrified sections on a maximum of 5 foot centers. Trench header capacity shall be based on a minimum allowance of one square inch total per 100 square feet net useable area for both data and telephone.

     Alternate: In lieu of electrified cellular floor provide grounding for 25% of accessible floor pedestals furnished by others and described in INTERIOR TENANT WORK item A.2.a.

     c. Any additional cost for spray fireproofing if necessary for Robertson electrified deck system will be at tenants expense.

            *  B. Cafeteria:

                  1. Space Allocation                            USABLE SQ. FT.

                     a. Kitchen Area                             10,000 sq. ft.

                     b. Dining Area                              10,000 sq. ft.
                                                                 ------
                                                                 20,000 sq. ft.
*SEE NEXT PAGE
 FOR VERIFICATION

                  2. Finishes

                     a. Floors: Carpet tile.

                     b. Kitchen Floor: Quarry tile, non-slip.

                     c. Walls: Gypsum wallboard, with ceramic in kitchen.

                     d. Ceiling: Mineral fiber, acoustical tile. Perforated
                        metal tile in kitchen.

                     e. Lighting: same as A.2.a.

            *  C. Print Center:

                  1. Space Allocation                             USABLE SQ. FT.

                     a. Print Center                              25,000 sq. ft.

                  2. Finishes

                     a. Floors: Accessible floor consisting of 2' x 2' steel
                        panels 24" h. with high pressure laminate finish, pedestals interconnected with stringers, grounded.

                     b. Column Enclosures: Same as A.2.b.

                     c. Walls: Gypsum wallboard partitions to underside of
                        construction above. Painted finish, resilient wall base. Sound attenuation blankets as required. Support partitions for equipment provided as required, structural metal studs and gypsum wallboard.

                     d. Ceilings: Same as A.2.d.

                     e. Lighting: Same as A.2.e.

               D. Security:

                  1. Security provisions including, but not limited to
                     electronic hardware connected to life safety system and/or building security such as contact switches, electric lock, electric strike release, electric hold-open devices, cameras, card readers and intercoms connected to security station; location to be determined.

                     THIS ITEM IS VAGUE AND HAS NOT BEEN PRICED AND IS NOT THE OBLIGATION OF HARTZ.

Cafeteria Kitchen Area:

     Floors (Quarry Tile) -   10,000 sq.ft. @ $8.45 sq.ft.    =      $84,500
     Walls                     3,600 sq.ft. @ $7.55 sq.ft.    =       27,180
     Ceilings                 10,000 sq.ft. @ $2.75 sq.ft.    =       27,500

     Qualifications:

     1. Quarry tile floor is based on 6"x6"x1/2" by American Oleson, mud set, Standard Colors. (See sample)

     2. Ceramic tile walls is based on 4 1/2" X 4 1/2" Standard Colors. 400 lin. ft. @ 9' A.F.F. (See sample)

     3. Ceiling is based on 2' x 4' x 5/8" conwed suspended unperforated metal tile. (See sample)

Cafeteria Dining Area:

     Floors - (Carpet Tiles)  10,000 sq.ft. @ $2.08 sq.ft.    =      $20,800
     Walls                     3,600 sq.ft. @ $2.54 sq.ft.    =        9,144
     Ceilings                 10,000 sq.ft. @ $ .90 sq.ft.    =        9,000

     Qualifications:

     1.   Carpet tiles are the same as general office area.

     2. Wall is based on 400 lin. ft. at 9' A.F.F., no wall finishes indicated except vinyl base.

Print Center:

     Floors                   25,000 sq. ft. @ $7.39 sq. ft.  =     $184,750
     Walls                     1,250 lin. ft. @ $38.70 l.f.   =       48,375
     Ceilings                 25,000 sq.ft. @ $0.90 sq. ft.   =       22,500

     Qualifications:

     1. Access flooring is based on Severn Model 50 by Donn Corporation (See sample)

     2. Ceiling tile is 2'x2'x5/8" square edge fissure lay-in system Standard grid. (See sample)

          ARMSTRONG MINABOARD #756 OR APPROVED EQUAL.

TENANT FINISHING FOR HVAC SYSTEM

     H V A C Tenant work will consist of all work throughout the occupied space starting from the main shaft. The work will consist of all medium pressure duct work, variable air volume terminal units, low pressure air distribution duct work with 2' x 2' ceiling diffusers, automatic temperature control, start up check, test and balance.

                                                                   $1,569,130

     ELECTRICAL (Tenant Work)

1.  2 x 4 Parabolic light fixtures with
    (4) 40W cool white bulbs included.  Branch
    wiring to C.B. panel board                               1,072,500
    Allow one switch per 8 fixtures (812)                       44,660

2.  Telecommunications Provisions:  Two main and
    one satellite closets shall be provided for
    vertical and horizontal telecommunication
    services.  Three inch conduit ties shall be
    provided on each floor between the two main
    riser closets and each of two satellite
    closets.  Six 4 inch riser sleeves shall be
    provided between floors in each main closet.                45,748

3.  Data Provisions:  Two main data communication
    closets shall be provided for vertical and
    horizontal data distribution.  Four 4 inch
    riser sleeves shall be provided between floors
    with a three inch horizontal conduit tie between
    closets on each floor.                                      16,590

4.  Special Grounding:  Provide a 4/0 copper
    insulated isolated ground riser in each of
    two main electric riser closets terminating
    in each closet in a ground detail box.  Each riser
    shall connect directly to main service ground
    point for the building.                                      7,439

5.  Each lighting panel shall be provided with a
    split bus and remotely controlled contractor to
    enable 2/3 of the lighting to be shed upon
    loss of normal power.                                       16,000

6.  Lighting Protection:  Provide a Master Labeled
    lightning protection system.                                35,000

7.  Tenant feeder & panels including power of
    1 1/2 watts per square foot for mini
    computer rooms.                                            184,000

8.  Kitchen equipment connection & panels
    (allowance)                                                 80,000

9.  Empty conduits between buildings (96)
    4" conduits (allowance)                                     12,915

10. Print shop/mail room equipment connection
    and panels  (allowance)                                    189,126



The following are unit prices for general purpose power distribution which are an addition to above costs.

Unit Prices
-----------
1.  Duplex receptacle in dry wall partition                     55.00 ea

2.  Power outlet in underfloor system (8/ckt)                  148.00 ea

3.  Power monument on raised floor (8/ckt)                     148.00 ea

4.  Data and/or telephone floor outlet
    (excluded conduit & cables)                                 81.00 ea

5.  Fire annunciator speakers in tenant space                  110.00 ea

                BUDGETARY COSTS OF PAINE WEBBER OPERATIONS CENTER
                               550,000 Square Feet
                      All Tenant Work Based on 1986 Prices

            ITEM                          UPGRADE                     COST
            ----                          -------                     ----
H V A C                       (add) 1,440,000 J B & B spec         $1,569,130

H V A C (specified upgrade)   (add)  716,500 (core)

Plumbing (specified upgrade)  (add) 40,000 (fixtures & wet cols)
                              (add) (room size)

Cafeteria area (finishes)                                             139,180

Dining area (finishes)                                                 38,944

Print center (finishes)                                               255,625

Roberson deck                                                       1,112,500

Carpet tiles                                                          925,600

Raised flooring (alt)         (add) 1,537,150

Walls  (allowance)                                                    863,840

Ceilings                                                              400,000

Window treatment                                                      135,000

Doors/hardware/frames                                                  49,500

Glass partitions                                                      699,600

Sprinkler                                                             320,000

Electrical                                                          1,704,000

Electrical general outlets
(est. 5,000 x $100)                                                   500,000
                                                                   ----------
TOTAL                                                              $8,712,919

 SQUARE FOOT COST 550,000/                                         $    15.84

Total Upgrade                     $3,469,570 (Westinghouse Elev)

                                   EXHIBIT "G"

                                   Loan Terms

                      PRINCIPAL AMOUNT:    $75,000,000

                      TERM:                Minimum 17 years 6 months
                                           from the Commencement Date
                                           (as defined in the Data Pro-
                                           cessing Lease)

                     AMORTIZATION SCHEDULE:  11.979 constant

                      INTEREST RATE:       11.25% or less per annum

                      SECURITY:            Senior leasehold mortgage,
                                           subordinated fee, no personal
                                           liability

                                   EXHIBIT "H"
                               Operating Expenses

     Operating Expenses: The sum of the following: (a) The operating cost and expense (whether or not within the contemplation of the parties) for the repair, maintenance, and operation of the Common Areas, of the Building and Land, as set forth in detail below; and (b) the Operating Expenses (as such term is defined in the Ground Lease of the Land upon which this Building is located, dated of even date herewith) attributable to the Demised Premises thereunder through the RCOEA. Operating Expenses shall mean the operating costs specified in Category A hereof to the extent that such costs are properly allocable to the operation, repair and maintenance of the Common Areas of the Building and Land during the year, it being understood that, notwithstanding anything to the contrary contained herein:

(i) any cost allocable to the items specified in Category B hereof shall be excluded from Operating Expenses; and

(ii) the Operating Expense for each year shall, if the Building shall not have been ninety-five percent (95%) occupied by tenants during such year, be calculated as though the Building had been ninety-five percent (95%) occupied by tenants during such year.

Items Included in Building and Land Common Area Operating Expense ("Category
A"):

1. Labor costs (as hereinafter defined) for the services of the following classes of employees of Landlord for the portion of their time reasonably devoted to performing services required in connection with the operation, repair and maintenance of the Common Areas of the Building and Land;

     (i) the property manager, his assistants and the clerical staff attached to the Building superintendent's office; provided, however, that such expenses with regard to a property manager and his staff shall not be included within Operating Expenses in the event Landlord engages a managing agent;

     (ii) elevator operators;

     (iii) window cleaners, miscellaneous handymen, and cleaning services for the Common Areas;

     (iv) cleaners and janitors employed in the Building for the performance of services with respect to the exterior or interior of the Common Areas of the Building and Land or the sidewalks adjoining the Building;

     (v) watchmen, caretakers and persons engaged in patrolling and protecting the Common Areas of the Building and Land; and

     (vi) carpenters, engineers, firemen, mechanics, electricians and plumbers engaged in the operation, repair and maintenance of any part of the Common Areas of the Building and Land, and the heating, air conditioning, ventilating ("HVAC") plumbing, electrical and elevator systems of the Common Areas of the Building and Land.

2. the cost of tools, equipment, materials and supplies used in the operation, repair and maintenance of the Common Areas of the Building;

3. amounts charged to Landlord by independent contractors for services, materials, and supplies furnished in connection with the operation, repair, maintenance and cleaning of any part of the Common Areas of the Building and Land excluding such work or service performed for a tenant, and the HVAC, plumbing, electrical and elevator systems of the Common Areas of the Building;

4. premiums for casualty, including fire (with extended coverage) and public liability insurance maintained by Landlord in respect of the Common Areas, the Building and the Land;

5. charges (including applicable taxes) for utilities (except utilities for the use of any tenant) re-quired in the operation of the Common Areas of the Building and Land;

6.   water charges and sewer rents of the Common Areas of the Building;

7. the cost of painting or otherwise decorating any part of any Floor Space in the Common Areas of the Building, but such cost shall not include any painting, repainting, decorating cost incurred in connection with the occupancy of any tenant;

8. the cost of furnishing HVAC services during business hours on business days to the Common Areas of the Building;

9. the management fees paid to a third party managing the Building which are not in excess of the then prevailing rates for management fee of other first-class office facilities in Hudson County;

10. reasonable legal, accounting and other professional fees with respect to operation of the Building, except insofar as related to the financing, refinancing, construction on, or sale of the Land and/or Building; and

11. if no managing agent is employed four percent (4%) of the resulting total (excluding those items contemplated in (i) and 9.) of all of the foregoing items for Landlord's office administration and overhead.

          Operating Expense shall be "net" only, and for that purpose shall be reduced by the amounts of any reimbursement or credit in respect of any Operating Expense received by Landlord.

          "Labor Costs" shall mean all expense incurred by Landlord which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord pursuant to any collective bargaining agreement.

Notwithstanding anything to the contrary contained in this Lease these items are excluded from Building Operating Expense ("Category B"):

1. the cost of any electric current furnished to the Demised Premises or to other leased or leasable portions of the Building;

2. the cost of any work or service performed for or facilities furnished by any tenant or by Landlord pursuant to an agreement with any such tenant (including Tenant) at such tenant's cost either directly or through rent, including, without limitation, the cost of tenant installations and decorations incurred in connection with preparing space for new tenants;

3. the cost of installing, operating and maintaining any special facilities, such as broadcasting facilities or luncheon, athletic or recreational club;

4. Landlord's costs in respect of officers and executives of Landlord; however, the property manager shall not be deemed such an officer or executive;

5. the cost of any insurance premium to the extent that Landlord is entitled to be reimbursed therefor by any tenant in the Building;

6. the cost of any work or service performed for or facilities furnished to any tenant of the Building (other than Tenant);

7. the cost of any items for which Landlord is reimbursed through the proceeds of insurance or other wise compensated or has the right to be compensated by any tenant (including Tenant) of the Building;

8. the cost of any tools, equipment, materials and supplies, repairs, alterations, additions, charges, replacements and other items which under generally accepted accounting principles are or should be properly classified as capital expenditures except for the portion of the useful life thereof that falls within such year;

9. any costs directly or indirectly incurred in furnishing overtime HVAC or overtime use of elevators or other services to Tenant or any other tenant of the Building;

10. depreciation of the Building or interest or amortization expense with respect to the Building Mortgage;

11. any costs allocable to activities relating to the solicitation or entering into of leases of space in the Building or in connection with the collection of money under such lease or the enforcement of same;

12.  any monies whatsoever owed by another tenant of the Building to Landlord;

13.  leasing commissions;

14.  franchise or income taxes imposed upon Landlord;

15.  ground rent;

16.  financing costs; and

17. legal fees incurred in connection with the negotiation of, or disputes arising out of, any space lease in the Building.

         Notwithstanding anything contained herein to the contrary, it is the intention of the parties that the sum of Tenants' Fraction of Operating Expenses and Tenant's Fraction (as such term is defined in the Agreement of Lease, dated of even date herewith, between Landlord, as landlord, and Hartz, as tenant, for certain premises located in the Building) of Operating Expenses shall equal 100%.

                                   EXHIBIT "I"
                            Plans and Specifications

         The Plans and Specifications for Landlord's Work are contained in the Exhibit entitled Landlord's Work. In addition to the Plans and Specifications for Landlord's Work, such Exhibit includes items in excess thereof, which items are identified as budgeted amounts, which amounts are based upon the price as of the date hereof, and which prices are used for estimating purposes only.

         In the event Tenant elects to have those budgeted items of Tenant's Work performed by the Landlord, Tenant shall reimburse Landlord in such amount for that specific work, increased by such increases, if any, as may occur in construction or labor costs.

                                   EXHIBIT "J"
                                  Tenant's Work

         Tenant's Work shall consist of that work performed by Tenant in addition to Landlord's Work to finish the interior of the shell of the Building to Tenant's requirements.

         Within the Landlord's Work Exhibit are items in excess of Landlord's Work obligation which items are identified as budgeted amounts, which amounts are based upon the 1986 price and which prices are used for estimating purposes only.

         In the event Tenant elects to have those budgeted items of Tenant's Work performed by the Landlord, Tenant shall reimburse Landlord in such amount for that specific work, increased by such increases, if any, as may occur in construction or labor costs.

                                   EXHIBIT "K"
                                  Parking Plan

         The parking shall be located on the parking decks constituting part of the Building and the parking lot located on the premises leased pursuant to the Data Processing Lease.

                                   EXHIBIT "L"
                             Lincoln Harbor Project

                  [SURVEY OF BOUNDARY LINE OF LINCOLN HARBOR]

                                   EXHIBIT "M"
                                  Retail Space

                        [SURVEY OF RETAIL AREA ON GRADE]

                                  EXHIBIT "N-1"
                 Form of Superior Mortgagee Subordination, Non-
                      disturbance and Attornment Agreement

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT


         THIS AGREEMENT, made as of the ____ day of ___________, 19__ , by and between ________________, a _________________ corporation having an office at ___________________ (the "Mortgagee"), and PAINEWEBBER INCORPORATED having an office at 1285 Avenue of the Americas, New York, New York 10019 (the "Space Tenant").

                              W I T N E S S E T H :

WHEREAS, the Mortgagee is the owner and holder of a Promissory Note, dated of even date herewith, in the amount of $______, by HARTZ-PW LIMITED PARTNERSHIP (the "Landlord"), payable to the Mortgagee (the "Note"), which Note is secured by a Mortgage, dated of even date herewith, between the Landlord, as mortgagor, and the Mortgagee, as mortgagee (the "Mortgagee"), covering the Landlord's right, title and interest in the Building and any other improvements located on the Land, as such terms are defined in the Agreement of Lease (the "Ground Lease"), dated __________, 1986, between Fee Owner, as landlord, and the Landlord, as tenant, and the leasehold estate created thereby (the "Leasehold Estate") in the land, located in the Lincoln Harbor Project, in Weehawken, New Jersey, as such land is more particularly described in Exhibit A annexed hereto and made a part hereof (said Land, Building, improvements and such other property being hereinafter collectively referred to as the "Premises"), and pursuant to which Mortgage Hartz Mountain Industries, Inc. ("Fee Owner") executed the same for purposes of subordination of its fee interest in the Land to the Mortgagee; and

WHEREAS, the Space Tenant has entered into a lease (the "Space Lease") with the Landlord, dated as of __________, 1986, covering a portion of the Premises (the "Demised Premises"); and

                                      N-1-1

WHEREAS, the parties hereto desire to provide inter alia for the non-disturbance of the Space Tenant by the Mortgagee.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, and intending to be legally bound thereby, the Mortgagee and the Space Tenant hereby covenant and agree as follows:

         1. The Space Tenant covenants and agrees that the Space Lease shall at all times be subject and subordinate in each and every respect to the Mortgage and the lien thereof and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements of such Mortgage, with the same force and effect as if the Mortgage had been executed and delivered prior to the execution and delivery of the Space Lease and without regard to the order of priority of recording of the Mortgage and the Space Lease or any Memorandum of the Space Lease.

         2. Mortgagee expressly agrees that no subsequent modification of the Mortgage shall adversely affect in any material respect any of Space Tenant's rights under the Space Lease, materially increase Space Tenant's obligations under the Space Lease or materially diminish Landlord's obligations under the Space Lease.

         3. The Space Tenant and Mortgagee agree that if any act or omission of Landlord would give Space Tenant the right, immediately or after lapse of a period of time or after notice or after both, to cancel or terminate the Space Lease, or which Space Tenant claims gives it the right, immediately or after lapse of a period of time or after notice or after both, to cancel or terminate the Space Lease, or to claim a partial or total eviction, Space Tenant shall not exercise such right (a) until and unless it has given written notice of such act or omission to Mortgagee and any successor or assign whose name and address shall previously have been furnished to Space Tenant, and (b) until a thirty
(30) day period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same or such longer period as may be reasonably required if such condition is not susceptible to remedy within such thirty (30) day period provided Mortgagee commences and diligently pursues such

                                      N-1-2
remedy (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Space Lease or otherwise, after similar notice, to effect such remedy).

         The Space Tenant and Mortgagee further agree that in the event of any default on the part of the Landlord, arising out of or accruing under the Mortgage, whereby the Mortgage might be accelerated, terminated or foreclosed by the Mortgagee, by reason of any such default or defaults, the Mortgagee will given written notice thereof to the Space Tenant at the address set forth herein, or its successor or assigns whose name and address previously shall have been furnished to the Mortgagee in writing, and after the time when the Landlord shall have become entitled under the Mortgage to cure such defaults, grant to the Space Tenant a reasonable time (in no event to exceed ninety (90) days, for all defaults other than payment of principal or interest on the Mortgage, for which the time period shall be limited to ten (10) business days), which shall be not less than the period of time granted to the Landlord by the terms of the Mortgage, after the giving of such notice by the Mortgagee to the Space Tenant to cure or to undertake the elimination of such defaults, provided that after receipt of such notice, Space Tenant shall with due diligence give the Mortgagee notice of intention to remedy such act or omission, and to the extent possible and reasonably reasonable shall commence and continue to remedy such act or omission, it being expressly understood that such right on the part of the Space Tenant to cure any such default or defaults shall not be deemed to create any obligation on the Space Tenant's part to cure or to undertake the elimination of any such default or defaults.

         4. As long as no default under the Space Lease exists which is continuing beyond the expiration of any applicable grace period, which would entitle the Landlord to terminate the Space Lease or dispossess the Space Tenant thereunder as of the date Mortgagee files a lis pendens in, or otherwise commences, a foreclosure action or any time thereafter, the Mortgagee shall not name the Space Tenant as a party defendant to any action for foreclosure or other enforcement thereof, nor shall the Space Lease be terminated by the Mortgagee in connection with or by reason of foreclosure or other proceedings for the enforcement of the Mortgage or by reason of a transfer of the Landlord's interest under the Space Lease or under

                                      N-1-3
the Ground Lease or the Fee Owner's interest in the Land pursuant to an assignment in lieu of foreclosure, or otherwise, and any sale, or assignment pursuant thereto shall be subject to the Space Lease nor shall the Space Tenant's use or possession of the Demised Premises be interfered with by the Mortgagee or any such assignee or purchaser, except that the person acquiring the interest of the Landlord or Fee Owner as a result of any such action or proceeding and such person's successors and assigns (any of the foregoing being hereinafter referred to as the "Successor") shall not be (a) subject to any credits, offsets, defenses or claims, not expressly provided for in the Space Lease, which the Space Tenant might have against any prior landlord, (b) bound by any previous modification or amendment of the Space Lease or by any prepayment of more than one month's Fixed Rent or Additional Charges (as such terms are defined in the Space Lease), unless such modification or prepayment shall have been made with the Mortgagee's prior written consent, or (c) liable for any act or omission of any prior landlord which constitutes a default under the Space Lease, provided, however, Successor shall be liable for any such default or defaults which are continuing beyond the time where the interest of the Landlord under the Space Lease has been transferred to the Successor.

         5. If the interest of the Landlord under the Space Lease or under the Ground Lease or the interest of Fee Owner in the Land shall be transferred to the Mortgagee by reason of foreclosure or other proceedings for enforcement of the Mortgage or pursuant to any assignment in lieu of foreclosure, or otherwise, the Space Lease shall not terminate but shall continue in full force and effect as, or as if it were, a direct lease between the Successor, or its designee and Space Tenant, whereby the Space Tenant shall be bound to the Successor, and, except as provided in this Agreement, the Successor shall be bound to the Space Tenant, under all of the terms, covenants and conditions of the Space Lease for the balance of the term thereof remaining, and the Space Tenant does hereby agree to attorn to the Successor, including the Mortgagee if it be the Successor, as its landlord, to affirm its obligations under the Space Lease and does agree to make payments of all sums due under the Space Lease to the Successor. Space Tenant shall promptly execute and deliver any instrument that Mortgagee may reasonably request to evidence such attornment.

                                      N-1-4

         6. If and to the extent that the Space Lease or any provision of law shall entitle the Space Tenant to notice of any mortgage, the Space Tenant acknowledges and agrees that this Agreement shall constitute said notice to the Space Tenant of the existence of the Mortgage.

         7. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns.

         8. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage, except as specifically set forth herein.

         9. The Space Tenant agrees that this Agreement satisfies any condition or requirement in the Space Lease relating to the granting of a non-disturbance agreement. The Space Tenant and Mortgagee agree that Mortgagee shall be deemed a "Superior Mortgagee" as such term is defined in the Space Lease, subject however to the terms and provisions of this Agreement. The Space Tenant further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Space Lease dealing with non-disturbance by the Mortgagee, the terms and provisions hereof shall be controlling.

         The Mortgagee agrees that this Agreement satisfies any condition or requirement in the Mortgage (or mortgage commitment) relating to the granting of a subordination agreement and attornment agreement. The Mortgagee further agrees that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Space Lease dealing with subordination and attornment by the Space Tenant, the terms and provisions hereof shall be controlling.

         10. The Space Tenant acknowledges that it has notice that the Space Lease and the rent and all other sums due thereunder have been assigned to the Mortgagee as part of the security for the note secured by the Mortgage.

         11. All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must

                                      N-1-5
be in writing and mailed to the party to whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

         12. This Agreement shall be governed by the laws of the State of New Jersey. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. Each of the parties hereto agrees to execute and deliver, upon the request of the other, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate to fully implement or to further evidence the understandings and agreements contained in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                        Mortgagee:


                                        By:___________________________,


                                        Space Tenant:

                                        PAINEWEBBER INCORPORATED


                                        By:___________________________

                                      N-1-6

                               [ACKNOWLEDGEMENTS]

                                      N-1-7

                                    EXHIBIT A

                                      Land



                                      N-1-8

                                  EXHIBIT "N-2"

            Form of Superior Lessor Subordination, Nondisturbance and
                              Attornment Agreement

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

         THIS AGREEMENT, made as of the ____ day of __________, 1986, by and between _______________________, a ______________________ having an office at
_____________________________ ("Superior Lessor"), and PAINEWEBBER INCORPORATED having an office at 1285 Avenue of the Americas, New York, New York 10019 ("Space Tenant").

                              W I T N E S S E T H :

         WHEREAS, HARTZ MOUNTAIN INDUSTRIES, INC. ("Ground Lessor") is the owner of the land (the "Land") described in Schedule "A" annexed hereto and made a part hereof; and

         WHEREAS, Ground Lessor has entered into a ground lease (the "Superior Lease"), dated as of ___________, whereby Ground Lessor demised and leased, as ground lessor, all of the Land to Superior Lessor; and

         WHEREAS, Superior Lessor has become the landlord under the entered ground lease (the "Ground Lease") , dated as of ___________, 1986 whereby Ground Lessor demised and leased, all of the Land to HARTZ-PW LIMITED PARTNERSHIP ("Ground Lessee"); and

         WHEREAS, Space Tenant has entered into a lease (the "Space Lease") with Ground Lessee, dated as of ____________, 1986 , covering a portion of the space in the building known as the [Paine Webber Building (the "Demised Premises"), as more fully described in such Space Lease; and

         WHEREAS, the parties hereto desire to provide inter alia for the non-disturbance of Space Tenant by Superior Lessor.

                                      N-2-1

         NOW THEREFORE, in consideration of the covenants and agreements contained herein, and intending to be legally bound thereby, Superior Lessor and Space Tenant hereby covenant and agree as follows:

         1. Space Tenant covenants and agrees that the Space Lease shall at all times be subject and subordinate in each and every respect to the Ground Lease and to all renewals , extensions, supplements , amendments , modifications, consolidations and replacements of such Ground Lease, with the same force and effect as if the Ground Lease had been executed and delivered prior to the execution and delivery of the Space Lease and without regard to the order of priority of recording of the Ground Lease and the Space Lease or any Memorandum of the Space Lease.

         2. Space Tenant and Superior Lessor agree that if any act or omission of Ground Lessee would give Space Tenant the right, immediately or after lapse of a period of time or after notice or after both, to cancel or terminate the Space Lease, or which Space Tenant claims gives it the right, immediately or after lapse of a period of time or after notice or after both, to cancel or terminate the Space Lease, or to claim a partial or total eviction, Space Tenant shall riot exercise such right (a) until and unless it has given written notice of such act or omission to Ground Lessee and Superior Lessor whose name and address shall previously have been furnished to Space Tenant, and (b) until a thirty (30) day period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when Superior Lessor shall have become entitled under the Ground Lease to remedy the same or such longer period as may be reasonably required if such condition is not susceptible to remedy within such thirty (30) day period provided Superior Lessor commences and diligently pursues such remedy (which reasonable period shall in no event be less than the period to which Ground Lessee would be entitled under the Space Lease or otherwise, after similar notice, to effect such remedy).

         3. As long as no default under the Space Lease exists which is continuing beyond the expiration of any applicable grace period, which would entitle Ground Lessee to terminate the Space Lease or dispossess Space Tenant thereunder, Superior Lessor shall not name Space Tenant as a party defendant or otherwise in any suit, action or proceeding brought to enforce any rights grant-

                                      N-2-2
ed to Superior Lessor under its Ground Lease, and Superior Lessor will not terminate the Space Lease or take any action to recover the premises demised to Space Tenant or affect or disturb Space Tenant's possession or rights under the Space Lease.

         4. If Superior Lessor shall enter into and become lawfully possessed of the Demised Premises and shall succeed to the rights of Ground Lessee under the Space Lease by reason of the termination of the Ground Lease or otherwise, and if Space Tenant is not then in default under the Space Lease beyond the time permitted therein to cure such default, then (a) the Space Lease shall not terminate, (b) Space Tenant shall attorn to Superior Lessor, and recognize it as its landlord, such attornment to be upon the then executory terms and conditions of the Space Lease, and (c) Superior Lessor shall accept such attornment and recognize Space Tenant as Superior Lessor's lessee under the Space Lease. Upon such attornment and recognition, the Space Lease shall continue in full force and effect as, or as if it were, a direct lease between Superior Lessor and Space Tenant, upon all of the then executory terms, conditions and covenants as set forth in the Space Lease and which shall be applicable after such attornment, except that Superior Lessor shall not be (i) liable for any previous act or omission of Ground Lessee which constitutes a default under the Space Lease; (ii) subject to any offset or defenses not expressly provided for in the Space Lease which Space Tenant might have against Ground Lessee; (iii) bound by any prepayment of more than one month's [Fixed Rent] or (Additional Charges] (as such terms are defined in the Space Lease); and (d) bound by any amendment or modification of the Space Lease made without Superior Lessor's prior written consent.

         5. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, representatives, successors and assigns.

         6. Space Tenant and Superior Lessor agree that this Agreement satisfies any condition or requirement in the Space Lease relating to the granting of a non-disturbance agreement. Space Tenant and Superior Lessor agree that Superior Lessor shall be deemed a "Superior

                                      N-2-3

Lessor" as such term is defined in the Space Lease, subject however to the terms and provisions of this Agreement. Space Tenant and Superior Lessor further agree that in the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Space Lease dealing with non-disturbance by Superior Lessor, the terms and provisions hereof shall be controlling.

         7. All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must be in writing and mailed to the party to whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

         8. This Agreement shall be governed by the laws of the State of New Jersey. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         9. Each of the parties hereto agrees to execute and deliver, upon the request of the other, such documents and instruments (in recordable form, if re-quested) as may be necessary or appropriate to fully

                                      N-2-4
implement or to further evidence the understandings and agreements contained in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                          Superior Lessor:


                                          By:_________________________


                                          Space Tenant:

                                          PAINEWEBBER INCORPORATED


                                          By:_________________________

                                      N-2-5

                               [Acknowledgements]









                                      N-2-6

                                  SCHEDULE "A"

                                      Land









                                      N-2-7

                                   EXHIBIT "O"
                 Form of Ground Lessor Nondisturbance Agreement

         THIS AGREEMENT, dated as of the ___ day of ___________, 19__, between HARTZ-PW LIMITED PARTNERSHIP, a New Jersey limited partnership, having an office at 400 Plaza Drive, Post Office Box 1411, Secaucus, New Jersey 07094 ("Landlord"), and __________, a __________ having an office at __________
("Subtenant").

                              W I T N E S S E T H :

         WHEREAS, Landlord has entered into an Agreement of Lease, dated as of the ____ day of _____________, 1986 (the "Space Lease"), with PAINEWEBBER INCORPORATED (the "Space Tenant") pursuant to which Landlord leased and demised to Space Tenant a portion of the space in the building known as the [Paine Webber Building] (the "Demised Premises"), as more fully described in such Space Lease;

         WHEREAS, Space Tenant has entered into an Agreement of Sublease (the "Sublease") , dated as of the ___ day of ___________, 19__, pursuant to which Space Tenant subleased and demised to Subtenant [the Demised Premises or a portion thereof], as more fully described in Exhibit "A" annexed hereto and made a part hereof; and

         WHEREAS, the parties hereto desire to provide inter alia for the non-disturbance of Subtenant by Landlord.

         NOW, THEREFORE, the parties hereto agree as follows :

         1. So long as the Sublease is in full force and effect, and no default of Subtenant exists nor has any event occurred which with the passage of time or notice would entitle Space Tenant to terminate the Sublease or dispossess Subtenant, Landlord will not name or join Subtenant as a party defendant or otherwise in any suit, action or proceeding brought to enforce any rights granted to Landlord under the Space Lease or to terminate such Space Lease, and the Landlord will not terminate the Sublease or take any action to recover possession of the premises demised to Subtenant or affect or disturb Subtenant's possession or rights under the Sublease.

         2. If Landlord or its designee shall enter into and become lawfully possessed of the Demised Premises and shall succeed to the rights of Space Tenant under the Space Lease by reason of the termination of the Space Lease or otherwise, and if Subtenant is not then in default under the Sublease beyond the time permitted therein to cure such default, then (a) the Sublease shall not terminate, (b) Subtenant shall attorn to Landlord or its designee, and recognize it as its landlord, such attornment to be upon the then executory terms and conditions of the Sublease, and (c) Landlord or its designee shall accept such attornment and recognize Subtenant as the Landlord's lessee under the Sublease. Upon such attornment and recognition, the Sublease shall continue in full force and effect as, or as if it were, a direct lease between the Landlord or its designee and Subtenant, upon all of the then executory terms, conditions and covenants as set forth in the Sublease and which shall be applicable after such attornment, except that Landlord shall not be (i) liable for any previous act or omission of Space Tenant which constitutes a default under the Sublease; (ii) subject to any offset or defenses not expressly provided for in the Sublease which the Subtenant might have against Space Tenant; (iii) bound by any prepayment of more than one month's [Fixed Rent] or [Additional Charges] (as such terms are defined in the Sublease); and (d) bound by any amendment or modification of the Sublease made without Landlord's prior written consent.

         3. The terms of this Agreement shall bind and inure to the benefit of the parties hereto, and their respective heirs, successors and assigns.

         4. All notices and other communications hereunder shall be in writing and shall be hand delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed (a) if to Landlord at 400 Plaza Drive, Post Office Box 1411, Secaucus, New Jersey 07094, Attention: General Counsel with a copy to Horowitz, Bross, Sinins & Imperial, P. A., 1180 Raymond Boulevard, Newark, New Jersey 07102, Attention: Irwin Horowitz, Esq., or at such other address as Landlord shall have furnished to Subtenant in writing, or (b) if to Subtenant , at __________________________________________ ____________
Attention: ___________________, or at such other address as Subtenant shall have furnished to Landlord in writing.

         5. This Agreement shall be governed by the laws of the State of New Jersey. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         6. This Agreement may not be discharged or modified orally or in any manner other than by an agreement in writing specifically referring to this Agreement and signed by the party or parties to be charged thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            HARTZ-PW LIMITED PARTNERSHIP

                                            By: Hartz Mountain Industries,
                                            Inc.

                                            By: ________________________________


                                            [SUBTENANT]


                                            By: ________________________________

                                [ACKNOWLEDGEMENT]

                                   EXHIBIT "A"

                                Demised Premises

                                   EXHIBIT "P"
                               Cleaning Standards

NIGHTLY ENTRANCE LOBBY AREAS

         Sweep and wash flooring including spray buffing.

         Wash all rubber mats.

         Clean all cigarette urns and replace sand and water as necessary.

         Vacuum floors, dust and rub down walls, metalwork and saddles in all elevator cabs.


NIGHTLY FOR GENERAL CLEANING

         Thoroughly vacuum all carpeted areas moving light furniture.

         Wash all stairways.


MONTHLY HIGH DUSTING

         Dust all pictures, frames, charts and other wall hangings not reached in nightly cleaning.

         Dust all vertical surfaces such as walls, partitions, doors, brick, louvers, not reached in nightly cleaning.

         Dust all window frames.

         Machine scrub all ceramic tile floors.

         Thoroughly wash and polish all wall tile and stalls in toilet areas.

         Dust and wash down lobby walls.

         Window washing will be performed TWO times per year.

                                       P-1